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                                                                    Exhibit 10.3


                UNDERWRITING AND CONTINUING INDEMNITY AGREEMENT

      THIS UNDERWRITING AND CONTINUING INDEMNITY AGREEMENT ("this Agreement") dated as of the 24th day of January, 2002, among WASHINGTON GROUP INTERNATIONAL, INC., an Ohio corporation, and certain of its Subsidiaries and Affiliates listed on Exhibit A (individually and collectively, "Principal" when named as such in any Bond); WASHINGTON GROUP INTERNATIONAL, INC., a Delaware corporation, and certain of its Subsidiaries and Affiliates listed on Exhibit A (individually and collectively, "Indemnitor"); and FEDERAL INSURANCE COMPANY, an Indiana company (individually and collectively with its Affiliates and Subsidiaries and their respective co-sureties and reinsurors, and their respective successors and permitted assigns, "Surety").

                             W I T N E S S E T H :

      WHEREAS, Washington Group International, Inc. and certain of its Affiliates heretofore executed in favor of Surety certain Indemnity Agreements (defined in Section 1);

      WHEREAS, Principal is engaged in a variety of engineering, construction, and maintenance services in a variety of markets and Principal, individually, jointly with others, or on behalf of any of its Subsidiaries, Affiliates, or divisions of their Subsidiaries, Affiliates, or divisions now in existence or hereafter formed or acquired; or on behalf of individuals, partnerships, or corporations, may desire or be required from time to time in connection with this business to give certain bonds;

      WHEREAS, Washington Group International, Inc. and certain of its Affiliates and Subsidiaries commenced the Bankruptcy Case in the United States Bankruptcy Court, District of Nevada, styled IN RE: WASHINGTON GROUP INTERNATIONAL, INC., ET AL., Docket No. BK-N-01-31627 (GWZ);

      WHEREAS, Principal has accepted all Existing Bonded Contracts (defined in
Section 1) pursuant to Section 365 of the Bankruptcy Code, which acceptance has been effected by Order Under 11 U.S.C. Section 365(b) Authorizing Payment of Non-Contract Vendors and Suppliers on Projects Bonded by Federal Insurance Company entered October 19, 2001, Order Under 11 U.S.C. Section 365(b) Authorizing Payment of Reimbursable Expenses of Non-Contract Vendors and Suppliers entered October 19, 2001, and Order Under U.S.C. Section 365(b) Authorizing Payment of Non-Contract Vendors and Suppliers on Projects with the Federal Government entered October 19, 2001;

      WHEREAS, a Plan of Reorganization (defined in Section 1) has been filed in the above-referenced bankruptcy proceeding that contemplates Principal obtaining bonds in connection with the performance of its business;

      WHEREAS, Indemnitor recognizes that Bonds are a necessary and desirable adjunct to the business done and to be done by Principal and desires to accommodate the financial, security, indemnity, exoneration, and other requirements of Surety as an inducement to Surety to become surety upon obligations of Principal, and has therefore agreed to be bound by this Agreement and has agreed to exercise its best efforts to permit and require Principal to honor and perform all of the terms of this Agreement; and

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      WHEREAS, upon the express condition that this Agreement be executed,
Surety has agreed to act as surety or procure surety bonds for Principal, subject to the understanding of the parties that Surety is under no obligation to act as surety for any bond of Principal, subject to the terms of this Agreement, and that Principal is under no obligation to obtain bonds from Surety.

      NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the execution or procurement of any Bond by Surety or the forbearance of cancellation of any existing Bonds by Surety, and as an inducement to such execution, procurement, or forbearance, we, the undersigned Principal and Indemnitor, agree and bind ourselves, our bankruptcy estate, if any, our successors and assigns, jointly and severally, as follows:

      1. DEFINITIONS. For the purposes of this Agreement, the following terms will have the meanings listed below:

      "Accounts" means and includes all of Indemnitor's now owned or hereafter acquired accounts (as defined in the UCC) and (whether or not included in such definition) accounts receivable; and proceeds, including without limitation, all insurance proceeds, proceeds of any letter of credit on which Indemnitor is a beneficiary, in each case to the extent such accounts, accounts receivable, and proceeds arise out of a Bonded Contract and all forms of obligations whatsoever owing to Indemnitor under instruments and documents of title constituting the foregoing or proceeds thereof; and all rights, securities, and guarantees with respect to each of the foregoing.

      "Affiliate" means, with respect to any Person, whether in bankruptcy, any other Person or group acting in concert with respect of the Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under the common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, will mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Neither Principal nor Indemnitor is an Affiliate of Surety. Each Principal and each Indemnitor are Affiliates of each other.

      "Agreement" or "this Agreement" means all amendments, modifications, and supplements hereto and will refer to this Agreement as the same may be in effect at the time such reference becomes operative.

      "Bankruptcy Case" means the bankruptcy case commenced by Washington Group International, Inc. and certain of its Affiliates in the Bankruptcy Court pursuant to the Bankruptcy Code.

      "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.


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      "Bankruptcy Court" means the United States District Court of Nevada in
Reno, Nevada, or such other District acceptable to Surety, having jurisdiction over the bankruptcy filing of Indemnitor, or such other court to which any such bankruptcy case may be transferred.

      "Bonded Contract" means any contract for which any Bond has been issued on behalf of Principal.

      "Bonded Contract Balances" means all payments made, or to be made, to or on behalf of Principal pursuant to, arising out of, or relating to any Bonded Contract, including, without limitation, and whether earned and unpaid or to be earned, Retainage, increases in contract amounts and payments made, or to be made, as a result of affirmative claims (including, without limitation, changed condition claims; wrongful termination claims; claims against any architect, engineers, subcontractor, or Obligee).

      "Bonds" means the Joint Venture Bonds and any bonds, surety agreements, undertakings, instruments of guaranty, and other like obligations signed by Surety on behalf of Principal, executed, issued, or renewed on or after the Effective Date and subject to this Agreement.

      "Business Day" means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of New Jersey or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close. Notwithstanding the foregoing, the reference to New Jersey in this definition will be replaced with a reference to New York when determining the Effective Date.

      "Capital Lease" means, with respect to any Principal, any lease (or other arrangement conveying the right to use) of property by Principal as lessee that would be accounted for as a capital lease on a balance sheet of such Principal prepared in conformity with GAAP.

      "Change of Control" means any of the following: (a) any Person other than Dennis Washington or any group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) other than any group including Dennis Washington will have acquired, other than pursuant to the Plan of Reorganization, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of and twenty percent (20%) or more of the issued and outstanding Voting Stock of any Indemnitor on a fully-diluted basis, or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of any Washington Group International, Inc., a Delaware corporation (together with any new directors whose election by the board of directors of any Indemnitor or whose nomination for election by the stockholders of any Indemnitor was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability (or transition from the interim Board of Directors to the final Board of Directors) to constitute a majority of the directors then in office.


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      "Collateral Agent Agreement" means that certain Agreement Governing Bonded
Contract Proceeds and Other Collateral to be entered into, by and among Surety, a Collateral Agent named therein, and Principal.

      "Collateral" means the Existing Collateral and the collateral described pursuant to Section 6 of this Agreement and the terms of the Collateral Agent Agreement and the Security Agreement and Pledge Agreement of even date.

      "Cost to Complete" means the actual and anticipated cost of materials, labor, and other items, including, but not limited to, back charges, allocated Overhead, and assessments or penalties for termination or late completion (including, but not limited to, liquidated damages) required to complete the Work required by any Bonded Contract, including, without limitation, anything for which Surety is or may become liable under the Bonds.

      "Debt" means, as of any applicable date of determination and as to any Person, all items of indebtedness, obligation, or liability of such Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified and presented as a liability on a balance sheet prepared in accordance with GAAP.

      "Effective Date" means the Business Day on which all conditions to the consummation of the Plan of Reorganization as set forth in the Plan of Reorganization have been satisfied or waived as provided in the Plan of Reorganization.

      "Eligible Line of Business" means the general nature of the business and activities engaged in by Indemnitor or any of its Subsidiaries or Affiliates in which Indemnitor participates on the date hereof and activities reasonably related thereto.

      "Environmental Laws" means: (1) Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 ET SEQ. ("CERCLA"); (2) Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901 ET SEQ.; (3) Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. 1251 ET SEQ.; (4) Toxic Substances Control Act of 1976 as amended, 15 U.S.C. 2601 ET SEQ.; (5) Emergency Planning and Community Right-To-Know-Act of 1986, 42 U.S.C. 11001 ET SEQ.; (6) Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. 7401 ET SEQ.; (7) National Environmental Policy Act of 1970, as amended, 42 U.S.C. 4321 ET SEQ.; (8) Rivers and Harbors Act of 1899, as amended, 33 U.S.C. 401 ET SEQ.; (9) Endangered Species Act of 1973, as amended, 16 U.S.C. 1531, ET SEQ.; (10) Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 ET SEQ.; (11) Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) ET SEQ.; (12) Defense Environmental Restoration Act, as amended, 10 U.S.C. 2701 ET SEQ.; (13) any similar laws enacted by any State in which the assets or properties are located or otherwise subject to such laws; (14) all applicable standards, rules, policies, and other binding governmental requirements, including judicial or administrative orders; and (15) any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, decree, or other requirement of any governmental body


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regulating, relating to, or imposing liability or standards of conduct concerning any hazardous materials or toxic or dangerous chemical, waste, substance or material.

      "Equipment" means all of Indemnitor's now owned or hereafter acquired right, title, and interest with respect to equipment (as defined in the UCC) and (whether or not included in such definition) all tangible property including all retail store, storage, office, computer, or facility equipment and other retail, manufacturing, and research items, computer hardware, all vehicles, goods, machinery, chattels, tools, dies, machine tools, furniture, furnishings, fixtures, and supplies, of every nature, wherever located, all additions, accessories, and improvements thereto and substitutions therefor and all accessories, parts, and equipment which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same will be deemed to be affixed to, arise out of, or relate to any real property, together with all accessions thereto, and all rights under or arising out of present or future leases or contracts relating to the foregoing.

      "ERISA" means Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A.
Section 1001 et seq. (1975), as amended from time to time.

      "Event of Default" means any one or more of the following:

            (a) Principal, Indemnitor, or any of them have failed or refused to perform any obligation under this Agreement, as reasonably determined by Surety; or

            (b) Principal has failed or refused to perform any obligation to Surety under the Indemnity Agreement, or otherwise, as reasonably determined by Surety; or

            (c) any Obligee has declared Principal in default under any Existing Bonded Contract or under any Bonded Contract and Principal has failed to cure such default within any cure period provided in such Bonded Contract or Existing Bonded Contract, as applicable; provided, however, that Surety upon investigation has reasonably determined that Principal is in default. It will be no defense to the enforcement of this Agreement by Surety that Principal asserts that it is not in default under the Bonded Contract or the Existing Bonded Contract, as applicable; or

            (d) Principal has acknowledged in writing its default under any Bonded Contract or Existing Bonded Contract, irrespective of whether Principal is actually in default of the Bonded Contract or the Existing Bonded Contract, as applicable; or

            (e) Surety receives notice or knowledge of facts, giving rise to a reasonable belief that it has sustained or may sustain or incur a Surety Loss, or any loss with respect to any Existing Bonded Contract; or

            (f) Principal has failed or refused to pay or is unable to pay claims, bills, or other Debt incurred in, or in connection with, the performance of any Bonded Contract or Existing Bonded Contract; or


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            (g)  the occurrence of a material default under any document governing the Exit Facility or any Debt in excess of One Million Dollars ($1,000,000) of any of Indemnitor, which results in acceleration of the Debt thereunder; or the foreclosure or notice of foreclosure by Exit Lender or any other lender or holder of any Debt in excess of One Million Dollars ($1,000,000) of Indemnitor on any collateral that secures any Debt in excess of One Million Dollars ($1,000,000) of Indemnitor; or

            (h) Indemnitor fails to pay any Debt in excess of One Million Dollars ($1,000,000) due any Person and such failure will continue beyond any applicable grace period; or

            (i) any Financial Statement, representation, warranty, or certificate made or furnished by Indemnitor to Surety in connection with this Agreement or the Surety Credit Documents, or as an inducement to Surety to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Surety will be false, incorrect, or incomplete when made in any material respect; or

            (j) Indemnitor fails to give prompt notice to Surety of its knowledge of any pending or threatened claim or suit for payment of money aggregating in excess of One Million Dollars ($1,000,000); or

            (k) Indemnitor allows a judgment creditor to obtain possession of any of the Collateral with a fair market value in the aggregate of in excess of Ten Thousand Dollars ($10,000) by any means, including, but without limitation, levy, distraint, replevin, or self-help; or

            (l) if Indemnitor violates, breaches, or fails to adhere to any of the terms, conditions, or covenants of any of Surety Credit Documents, or any of the documents related to the Exit Facility or entered into with Exit Lender or any other lender in any material respect; or

            (m) if Principal fails to deposit any funds into the cash collateral account as required under the terms of the Collateral Agent Agreement and does not cure such failure within five (5) Business Days; or

            (n) if any Indemnitor fails to deposit any funds into the cash management account as required under the terms of the Hudson-Bergen Agreement and does not cure such failure within five (5) Business Days; or

            (o) proceedings to bankruptcy, or for reorganization of Principal, or for the readjustment of Debt to Principal, under the Bankruptcy Code, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, will be commenced by or against Principal after the Effective Date and such proceedings commenced against Principal are not dismissed within forty five (45) days of filing; or

            (p) a receiver or trustee will be appointed for any Indemnitor after the Effective Date, or for any substantial part of its assets, or any proceedings will be instituted for the dissolution or the full or partial liquidation of Principal after the Effective Date and such proceedings are not


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dismissed within forty five (45) days of filing, or Principal will discontinue its business or materially change the nature of their business; or

            (q) any Indemnitor will fail to comply with the terms of the Plan of Reorganization after the Effective Date; or

            (r) the determination of Indemnitor, whether by vote of its board of directors or otherwise, to suspend the operation of Indemnitor's business in the ordinary course, liquidate all or substantially all of Indemnitor's assets, or the filing of a motion or other application in the Bankruptcy Case, seeking authority to do any of the foregoing;

            (s) fails to pay any facility, commitment, success, or other fees when due to Surety; or

            (t) fails to reimburse Surety for any costs incurred by Surety when due, including, but not limited to, legal fees as required under this Agreement.

      "Existing Bonded Contracts" means the contracts that are the subject of the Existing Bonds.

      "Existing Bonds" means any surety agreements, undertakings, instruments of guaranty, and other like obligations signed by Surety on behalf of any of Indemnitors, as the named principal, including, but not limited to, replacement bonds, payment bonds, performance bonds, contractor's license bonds, customs bonds, and utility bonds, issued prior to the Effective Date.

      "Existing Collateral" means the Prepetition Letter of Credit and the Existing Pledged Collateral.

      "Existing Pledged Collateral" means the Four Million Four Hundred Fifty Nine Thousand Fifty Dollars ($4,459,050) cash (and interest, earnings, and proceeds thereof) delivered to Surety pursuant to the March 23, 2001, Pledge Agreement, and the initial Eight Hundred Thousand Three Hundred Forty Two Dollars ($800,342) cash plus additional cash of Five Hundred Ninety Seven Thousand One Hundred Twenty Eight 31/100 Dollars ($597,128.31) delivered thereunder as further described on the attached Exhibit B (and interest, earnings, and proceeds thereof) delivered to Surety pursuant to the May 24, 2001, Pledge Agreement.

      "Exit Facility" means the Senior Secured Credit Facility in an amount to be determined by the debtors in the Bankruptcy Case, which Washington Group International, Inc., a Delaware corporation, and certain Subsidiaries will enter into on the Effective Date.

      "Exit Lender" means the lender(s) under the Exit Facility.

      "Facilities" means those premises, structures, buildings, warehouses, plants on or used in association with the performance of any Bonded Contract or where any Equipment or other Personalty used or to be used in the performance of the Bonded Contracts or is necessary for the completion of the Bonded Contracts is stored, maintained, or housed.


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      "Financial Statements" means balance sheets, income statements, and other financial data of Principal.

      "GAAP" is defined as generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

      "Hazardous Materials" means any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

      "Hudson-Bergen Agreement" means that certain Hudson-Bergen Cash Management Agreement to be entered into, by and between Surety and Raytheon Infrastructure, Inc.

      "Hudson-Bergen Project" means Hudson-Bergen Light Rail Transit System, New Jersey Transit Contract #96CT001 Change Order #5, Mos. 2 D/B Work, that is the subject of Bond No. 8161-94-47 issued in favor of New Jersey Transit Corporation, as the named obligee, and naming 21st Century Rail Corporation, as the named principal.

      "Hudson-Bergen Subcontract" means that certain Goods and Services Subcontract dated January 17, 2002, by and between 21st Century Rail Corporation and Raytheon Infrastructure, Inc.

      "Indemnitor" means Washington Group International, Inc., its successors and assigns, in its capacity as an indemnitor under the Indemnity Agreements. In addition, any Subsidiaries and Affiliates of Indemnitor named as Principal on any Bond, their successors and assigns, will be required to execute this Agreement as an Indemnitor. Thereafter, said Subsidiaries and Affiliates, their successors and assigns, will be deemed to be an Indemnitor hereunder as though they were original signatories hereto. Without limiting the generality of the forgoing, Affiliates of Indemnitor listed on Exhibit A are parties to this Agreement and are Indemnitors hereunder. References to Indemnitor in this Agreement will refer individually and collectively to all Persons signing this Agreement as an Indemnitor.

      "Indemnity Agreements" means: (i) the General Agreement of Indemnity dated October 23, 2000, executed by Washington Group International, Inc. in favor of Surety; (ii) General Agreement of Indemnity dated August 1, 1997, executed by Morrison Knudsen Corporation in favor of Surety (Morrison Knudsen Corporation having changed its name to Washington Group International, Inc.); (iii) General Agreement of Indemnity dated September 27,1997, executed by Morrison Knudsen Corporation, Don McCoy Corporation, Donald L. McCoy, and Marcellene W. McCoy in favor of Surety; (iv) General Agreement of Indemnity dated September 11, 1996, executed by Morrison Knudsen Corporation in favor of Surety; (v) General Agreement of Indemnity dated September 10, 1996, executed by Morrison Knudsen Corporation (successor by merger to Washington Construction Group, Inc.) in favor of Surety; (vi) General Agreement of Indemnity dated January 6, 1995, executed by Kasler Holding Company in favor of Surety; (vii) this Agreement; and
(viii) any other agreements providing for indemnification of Surety by Indemnitor or any of Indemnitor's Affiliates or Subsidiaries, whether now in existence or


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hereinafter arising. In connection with the foregoing, and for purposes of this Agreement, Indemnitor and its Affiliates and Subsidiaries hereby ratify and affirm their obligations to Surety under the Indemnity Agreements.

      "Joint Venture Bonded Contracts" means the Bonded Contracts that are the subject of the Joint Venture Bonds.

      "Joint Venture Bonds" means any surety agreements, undertakings, instruments of guaranty, and other like obligations signed by Surety on behalf of any joint venture composed of one or more Indemnitor and one or more entities which are not Subsidiaries of Indemnitor, including, but not limited to, replacement bonds, payment bonds, performance bonds, contractor's license bonds, customs bonds, and utilities bonds, issued after the Effective Date.

      "Lease Debt" means as of the applicable date of determination and as to any Principal, an amount equal to the net present value (as determined by Principal's independent certified public accountants of recognized standing utilizing an assumed interest rate of nine percent (9%)) of all lease, rent, or other payments or Debt of any character whatsoever required to be paid under all leases or other contracts or arrangements, whether or not in writing, relating to the use of personal property in respect of which such Principal is a lessee, sublessee, user, or obligor and which should not be capitalized in accordance with GAAP.

      "Lien" means any security interest, lien, pledge, charge, proxy, voting trust or arrangement, encumbrance, lease, sublease, license, or other rights of use by another or other interest of any character whatsoever.

      "March 23, 2001, Pledge Agreement" means that certain Pledge Agreement dated March 23, 2001, by and between Washington Group International, Inc., an Ohio corporation, as the pledgor, and Surety.

      "May 24, 2001, Pledge Agreement" means that certain Pledge Agreement dated May 24, 2001, by and between Washington Group International, Inc., a Delaware corporation, as the pledgor, and Surety.

      "Non-Recourse Debt" means Debt of a Permitted Joint Venture (a) that is on terms and conditions reasonably satisfactory to Surety, (b) that is not, in whole or in part, Debt of any Indemnitor (and for which no Indemnitor has created, maintained, or assumed any obligation) and for which no holder thereof has or could have upon the occurrence of any contingency, any recourse against any Indemnitor or the assets thereof, (c) owing to an unaffiliated third-party (other than, directly or indirectly, Indemnitor, any Permitted Joint Venture (or owner of any interest therein) and any Affiliate of any of them), and (d) the source of repayment for which is expressly limited to the assets of such Permitted Joint Venture.

      "Obligee" means any named party or parties appearing on any Bond(s) in whose favor the Bond(s) are issued, or such parties' successors and assigns.


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      "Other Obligations" will have the meaning set out in item (ii) of the first paragraph of Section 21.

      "Overhead" means the general operating and administrative expenses of Principal, including, but not limited to, the cost of rent, utilities, Taxes, and all other expenses of Principal not allocated to a specific Bonded Contract.

      "Permitted Joint Venture" means any joint venture (which may be in the form of any limited liability company or other Person), including any domestic Subsidiary of Indemnitor that is not a wholly-owned Subsidiary thereof, in which Indemnitor holds stock or stock equivalents or otherwise participates or invests; provided, that, other than in respect of the Westinghouse Subsidiaries, the existence and activities of such joint venture are limited to the duration and scope of the specific projects relating thereto (established to provide engineering, construction, mining, manufacturing, development, operations and maintenance or other services, as the case may be).

      "Permitted Liens" means:

            (a) Liens for taxes, assessments, or governmental charges not yet past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

            (b) inchoate non-perfected mechanics', workmen's, and repairmen's Liens or other like Liens arising by operation of law in the ordinary course of business of Principal and not past due unless contested in good faith by appropriate proceedings;

            (c) any Lien granted on its assets by Indemnitor, to Surety to secure the payment of Surety Loss; and

            (d) Liens to secure the Exit Facility obtained on the Effective Date that are consistent with the priorities and security interests in favor of Surety established in this Agreement. Notwithstanding the foregoing, nothing in this item (d) will be deemed a waiver by Surety of its right to object or otherwise be heard with respect to any issue arising in connection with the approval of the terms of the Exit Facility.

      "Person" means any entity, whether an individual, trustee, corporation, partnership, joint stock company, unincorporated organization, limited liability company, business association or firm, joint venture, a government or any agent or instrumentality or political subdivision thereof.

      "Personalty" means any tangible or intangible personal property of Indemnitor that is required or necessary for Surety, or any Person appointed by Surety, to complete performance under the Bonded Contracts that does not constitute Equipment or Facilities, including, but not limited to, cement, sand, and other materials utilized or to be utilized in the completion of the Bonded Contracts.


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      "Plan" means any employee pension benefit plan and pension plan described in Section 3(2) of ERISA.

      "Plan of Reorganization" means the Second Amendment Joint Plan of Reorganization dated July 24, 2001, as modified by Modification to Second Amendment to Joint Plan of Reorganization dated August 23, 2001, as further modified by the Second Modification to Second Joint Plan of Reorganization dated October 11, 2001, and as further modified by the Third Modification to Second Amendment Joint Plan of Reorganization, filed of record in the Bankruptcy Court.

      "Prepetition Letter of Credit" means that certain Irrevocable Letter of Credit No. 3033956 dated January 9, 2001, in the aggregate amount of Fifty Million Dollars ($50,000,000) issued by Bank of America, N.A., in favor of Surety.

      "Principal" means Washington Group International, Inc., an Ohio corporation, and certain of its Subsidiaries or Affiliates listed on the Exhibit A that are named as the principal under any Bond.

      "Progress Payments" means those funds, net of Retentions, which would otherwise be immediately due Principal in the absence of a default under a Bonded Contract with respect to which periodic payments for completed Work are owed.

      "Prohibited Transaction" means those transactions that are prohibited pursuant to Section 406 of ERISA.

      "Purchase Money Debt" means as of the applicable date of determination and as to any Principal, the capitalized amount of all obligations of such Principal under any Capital Leases, as determined in accordance with GAAP and all Debt for the deferred purchase price of property or services.

      "Records" means correspondence, memoranda, tapes, books, disks, paper, magnetic storage, and other documents or information of any type, whether expressed in ordinary or machine language.

      "Remaining Bonded Contract Balances" means Bonded Contract Balances less Progress Payments made to Principal and excluding any and all claims for additional compensation, or other remuneration, of Principal under any Bonded Contract, that will not be collected within ninety (90) days of the date of determination of Remaining Bonded Contract Balances.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA.

      "Reserve" means a sum of money that may be set aside by Surety to pay present and future liabilities under Bonds. The funds posted as a Reserve by Surety may be maintained and are unavailable for use by Surety until they are reduced as a result of the payments made by Indemnitor to Surety as required by the Surety Credit Documents. The effect on Surety of posting a Reserve is the same as if Surety is required to pay Surety Loss. Reserves are treated on Surety's financial statements in the same manner as if Surety Loss had actually been paid by

Surety. The result to Surety of posting a Reserve is to reduce its surplus and reduce in like amount Surety's overall capacity to write bonds.

      "Retentions" or "Retainage" means a specified percentage of contract proceeds periodically withheld by an Obligee to provide further security for Principal's performance of a Bonded Contract, and as such are payable to Principal only upon a clear demonstration of compliance with terms of the Bonded Contract.

      "Subsidiaries" means, with respect to any Person, any corporations, partnerships, or other entities wherein such Person owns or acquires, directly or indirectly, more than fifty percent (50%) of the issued and outstanding voting stock, securities, or other equity interest of such corporation, partnership, or other entity.

      "Surety" means Federal Insurance Company, an Indiana corporation, its Affiliates and Subsidiaries and any other companies writing Bonds for which this Agreement is consideration (and other companies from whom Surety procures Bonds for Principal), and their co-sureties and reinsurors, and their respective successors and permitted assigns.

      "Surety Credit Documents" means (i) the Indemnity Agreement; (ii) the Bonds; (iii) Collateral Agent Agreement; (iv) Hudson-Bergen Agreement; (v) the Security Agreement of even date entered into by Principal and Surety; (vi) the Pledge Agreement of even date, entered into by Indemnitor and Surety; (vii) UCC Financing Statements wherein any Indemnitor is named as the debtor and Surety is named as the secured party; (viii) this Agreement; (ix) Intercreditor Agreement of even date, by and between Exit Lender and Surety; and (x) all other documents and instruments heretofore or hereafter executed by or on behalf of Indemnitor in connection therewith, and any and all modifications, amendments, substitutions, or other documents related thereto, whether executed by Indemnitor.

      "Surety Loss" means any and all of the following that arises or is incurred after the Effective Date:

            (a) All damages, loss, costs, reasonable attorneys', accountants', engineers', and consulting fees (including all allocated costs of in-house attorneys, accountants, engineers, and consultants), and all expenses incurred in connection therewith, and liabilities (including without limitation any unsatisfied liabilities under Bonded Contracts or Bonds) which Surety may sustain, incur, or to which it is exposed by reason of executing or procuring the execution of the Bond(s), or any other Bond(s) which may be already or hereafter be executed on behalf of Principal, or renewal or continuation thereof; or which may be sustained or incurred by reason of making any investigation on account thereof, prosecuting or defending any action in connection therewith, obtaining a release, recovering, or attempting to recover any salvage in connection therewith or enforcing by litigation or otherwise any of the provisions of this Agreement, including, but not limited to:

                  (1) money judgments, amounts paid in settlement or compromise, the full amount of reasonable attorney and other professional fees incurred or paid by Surety, court costs and fees;

                  (2) any loss which Surety may sustain or incurs in connection with any contract, Bonded Contract, or Bond, whether that loss results from the activity of Principal individually or as part of a joint venture, partnership, or other entity which has been or may be formed;

                  (3) any loss which Surety may sustain or incurs as a result of any actions taken by Surety upon information provided by any Indemnitor;

                  (4) all Reserves; and

                  (5) any amounts that have been paid to Surety to be applied to Surety Loss that a court of competent jurisdiction determines constitute "preferences," within the meaning of Section 547 of the Bankruptcy Code, and by reason thereof Surety is required to disgorge said amounts paid.

            (b) Legal, accounting, and consulting fees (including allocated in-house fees) and related expenses reasonably incurred in connection with any application or submission by Principal for a proposal, bid or other bond, whether or not Surety decides to issue said bond, including, but not limited to, reasonable legal fees incurred in the preparation and enforcement of the Surety Credit Documents. Notwithstanding the foregoing, and provided that Indemnitor delivers the facility fee required under Section 2(g), attorney and consultant fees incurred by Surety through January 31, 2002, will be excluded from Surety Loss. The preceding sentence applies only to Federal Insurance Company and does not bind St. Paul Fire and Marine Insurance Company, AIG Insurance Company, nor Surety's other co-sureties to the extent that such co-sureties have incurred such fees and expenses independently of Federal Insurance Company. All attorneys' and consultants' fees and expenses incurred by Federal Insurance Company after January 31, 2002, will be the responsibility of Indemnitor and will be paid as provided in this Agreement and as a precondition to the issuance of the Bonds.

      "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, assessment, fee, deduction, or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld, or assessed.

      "UCC" means the Uniform Commercial Code as in effect on the date hereof in New Jersey, as it may be amended from time-to-time, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Pledged Collateral is governed by any state other than New Jersey, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

      "Westinghouse Subsidiaries" means any Subsidiary of Westinghouse Government Services Company, LLC, a Delaware limited liability company, in existence on the date hereof.

      "Work" means the general construction, construction management, procurement, engineering, design, infrastructure, and mining services required by any Bonded Contract whether completed or partially completed, of Principal, and includes all other labor, materials, equipment, and services provided or to be provided by Principal to fulfill Principal's obligations under any Bonded Contract.

      Any collective defined term and any defined term used in the plural will be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" will be taken to indicate any number of the members of the relevant class. Any defined term used in the singular and preceded by the word "each" will indicate all members of the relevant class, individually. Any accounting term not otherwise defined herein will be defined in accordance with GAAP.

      2. CONDITIONS PRECEDENT TO THIS AGREEMENT. As a condition precedent to the effectiveness of this Agreement, Indemnitor will deliver to Surety each of the following, in form and substance satisfactory to Surety and its counsel:

            (a) A Certificate of Secretary for each Principal and Indemnitor certifying copies of each of Principal's and Indemnitor's articles of incorporation, bylaws, or other governing documents, appropriate corporate resolutions authorizing the execution, delivery, and performance of the Surety Credit Documents and certifying incumbencies and true signatures of its officers so authorized;

            (b) evidence of the good standing of Indemnitor in the jurisdictions in which Indemnitor is incorporated, excluding evidence of good standing of MK-Ferguson of Oak Ridge Company from the State of Tennessee; evidence of good standing for MK-Ferguson of Oak Ridge Company from the State of Tennessee will be delivered within ninety (90) days of the Effective Date;

            (c) receipt by Surety of the Security Agreement and the Pledge Agreement referred to in Section 6, duly executed by Indemnitor;

            (d) receipt by Surety of the Collateral Agent Agreement and the Hudson-Bergen Agreement referred to in Section 6, duly executed by Indemnitor and the Collateral Agent and Agent, respectively, named therein;

            (e) Surety will have entered into an Intercreditor Agreement with Exit Lender, in form and substance satisfactory to Surety and its counsel, wherein Exit Lender acknowledges Surety's equitable subrogation rights, the trust fund nature of proceeds of Bonded Contracts, and subordinates its Lien and security interest to the Lien and security interest of Surety in the Collateral, and agrees on terms acceptable to Surety for the utilization of Indemnitor's Facilities, Equipment, Personalty, and other assets (including, but not limited to, all plans, specifications, drawings, project records, and intellectual property) necessary, as determined in Surety's sole and absolute discretion, to complete the Bonded Contracts and including such other terms and conditions as are required by Surety;

            (f) receipt by Surety of copies of all material reports, audits, and other internal information in the possession of Indemnitor relating to Indemnitor's compliance with

Environmental Laws and other material environmental matters, other than material reports, audits, and other internal information previously provided to Surety; provided that the foregoing items will be made available to Surety upon its request;

            (g) Principal will have delivered to Surety a facility fee of Five Million Dollars ($5,000,000). Surety hereby confirms and acknowledges its receipt of a non-refundable working fee of Five Hundred Thousand Dollars ($500,000) that is to be credited against said Five Million Dollars ($5,000,000) facility fee, resulting in Principal being required to deliver to Surety as of the date hereof the remaining Four Million Five Hundred Thousand Dollars ($4,500,000) of said facility fee. Said facility fee is in addition to the required premiums and fees described in Sections 4 and 5;

            (h) Indemnitor will deliver to Surety the full amount of any unpaid premiums due in connection with the Existing Bonds;

            (i) no Event of Default will exist; and

            (j) a favorable opinion of counsel to Principal and Indemnitor in form acceptable to Surety and its counsel, opining as to the validity, due execution, and enforceability of the documents entered into between and among Surety, Principal, and Indemnitor and opining to the perfection of all security interests of Surety in any Collateral delivered by Principal and/or Indemnitor. Said enforceability opinion will include an opinion that the execution and delivery of the documents, the fulfillment of the respective terms and conditions thereof, and the consummation of the respective transactions contemplated thereby will not violate any provisions of applicable law or any applicable order or regulation of any court or public governmental agency, and will not conflict with or constitute a breach of a default under the charter of incorporation, bylaws, or other governing documents of Principal and Indemnitor, as amended, or any agreement, indenture, or other instrument to which Principal or any Indemnitor is a party or by which Principal or any Indemnitor is bound, or any law, ordinance, administrative regulation, or decree of court, that is applicable to Principal or any Indemnitor, which opinion will be rendered with respect to all signatories executing this Agreement in the capacity of Principal or Indemnitor. For purposes of the foregoing "applicable law" will refer to the laws of the States of New Jersey, New York, Ohio, and Delaware, and applicable federal law.

      3. BONDS; CONDITIONS PRECEDENT TO ALL BONDS. Surety reserves the right to decline to execute any and all bonds, in its sole and absolute discretion, and if Surety executes any proposal or bid bond and Principal is awarded the contracts, Surety will not be obligated to execute any bonds required to perform the awarded contract. No claim will be made, nor any cause of action asserted against Surety as a consequence of its failure to execute any bond(s). Whether to approve or disapprove any application of Principal for surety credit and issue bonds in response thereto will be determined on a case by case basis and is within Surety's sole and absolute discretion. The underwriting standards to be applied by Surety in the determination of whether to issue any bond will include, but not be limited to, a demonstration by Principal that a nonbonded work program will not adversely impact the ability of Principal to perform its bonded work program. Without limiting the generality of the foregoing, Principal specifically acknowledges and confirms Surety's right to decline, in its sole and absolute discretion, to execute any bond, or all bonds, as set forth in this Agreement.

      Without limiting the generality of the foregoing, the determination of Surety, in its sole and absolute discretion, to issue any Bond will be subject to the further conditions precedent that on the date of such issuance:

            (a) The following statements will be true and, by its request for the issuance of such Bond, Principal will be deemed to have certified to Surety that as of the date of such issuance:

                  (1) the representations and warranties contained in this Agreement and the Surety Credit Documents are correct in all material respects on and as of the date of such issuance as though made on and as of such date; and

                  (2) no Event of Default has occurred and is continuing, or would result from the issuance of such Bond.

            (b) Surety will have received such other approvals, opinions, or documents as Surety may reasonably request.

            (c) The total aggregate penal amount of the Bonds (excluding the Joint Venture Bonds) issued by Surety will not exceed One Hundred Million Dollars ($100,000,000). For purposes of determining the total aggregate penal amount of the foregoing line of surety credit that has been used by Principal, the following penal amounts of the Bonds will be included (without duplication):
(i) the aggregate penal amount of any bid Bonds (excluding the Joint Venture Bonds); (ii) in the event Surety issues a written consent with respect to any bid Bonds (excluding the Joint Venture Bonds), then the full aggregate penal amount of the resulting Bonds (excluding the Joint Venture Bonds); (iii) the aggregate penal amount of all renewals of any Existing Bonds (excluding any Existing Bonds that name a joint venture composed of an Indemnitor and one or more entities which are not Subsidiaries of any Indemnitor as the principal, or which Surety and Principal agree in writing will not be subject to this Agreement); plus (iv) the aggregate penal amount of all other Bonds (excluding the Joint Venture Bonds). Notwithstanding the foregoing, in the event any Joint Venture Bonds are issued in excess of the aggregate penal amount of Four Hundred Million Dollars ($400,000,000), pursuant to the provisions of Section 3(d), then the aggregate penal amount of the Joint Venture Bonds in excess of said Four Hundred Million Dollars ($400,000,000) aggregate penal amount will be included in the foregoing calculation of the aggregate penal amount of the Bonds to be issued under the One Hundred Million Dollar ($100,000,000) line of surety credit.

            (d) The total aggregate penal amount of the Joint Venture Bonds issued by Surety will not exceed Four Hundred Million Dollars ($400,000,000); provided, however, if at any time the total amount of the line of surety credit described in the above Section 3(c) has not been fully utilized, Principal may make application to Surety for the issuance of a Joint Venture Bond in excess of the aggregate penal amount Four Hundred Million Dollar ($400,000,000) limit. In this event, said Joint Venture Bonds in excess of the aggregate penal amount of Four Hundred Million Dollars ($400,000,000) will be included in the calculations of the aggregate penal amount of the Bonds under Section 3(c). For purposes of determining the total aggregate penal amount of the foregoing line of surety credit that has been used by Principal, the following penal amounts of the Joint Venture
Bonds will be included (without duplication): (i) the aggregate penal amount of any bid Joint Venture Bonds; (ii) in the event Surety issues a written consent with respect to any bid Joint Venture Bonds, then the full aggregate penal amount of the resulting Joint Venture Bonds; (iii) the aggregate penal amount of all renewals of any Existing Bonds that name a joint venture composed of an Indemnitor and one or more entities which are not Affiliates of any Indemnitor as the principal; plus (iv) the aggregate penal amount of all other Joint Venture Bonds.

            (e) Surety agrees that, subject to any Principal meeting Surety's underwriting requirements, as determined in Surety's sole and absolute discretion, Surety will consider increasing the aggregate penal amount of the Bond set forth in Sections 3(c) and 3(d) in the event it obtains co-surety participation in the issuance of any such Bonds.

            (f) Any request for a Bond will contemplate Indemnitor (or a joint venture in which Indemnitor is a venturer) being named as the principal.

            (g) The Bonds will be issued in a form acceptable to Surety in Surety's sole and absolute discretion.

            (h) No Bonds will be issued after January 31, 2003.

      4. PREMIUM PAYMENT. Indemnitor agrees to pay all premiums on the Bonds, computed in accordance with Surety's rates in effect on the date the Bonds are executed. In addition, Indemnitor agrees to promptly pay any and all additional premiums due with respect to any increase in the penal sums of any Bond computed in accordance with Surety's rates in effect on the date the Bonds are executed. The failure of Principal to pay the Bond premiums or the failure of Surety to receive premiums will not provide Indemnitor with any defense to an action under this Agreement. Indemnitor also agrees to pay all premiums due Surety on any insurance policy(ies) issued by Surety for the benefit of Principal or Indemnitor. Contemporaneously with the execution of this Agreement, Indemnitor will deliver to Surety the full amount of any unpaid premiums due in connection with the Existing Bonds.

      5. FEES. In addition to the Bond premiums due in connection with the issuance of any Joint Venture Bond, Principal will pay to Surety a facility fee equal to one percent (1.0%) percent of the dollar amount representing Principal's portion of the aggregate face value of the Joint Venture Bonded Contract. Principal will also pay to Surety a facility fee equal to one percent (1.0%) of the dollar amount representing Principal's portion of any increase in the aggregate face value of any Joint Venture Bonded Contract. In addition to the Bond premiums due in connection with the issuance of any Bond (excluding Joint Venture Bonds), Principal will pay to Surety a facility fee of two percent (2.0%) of the face amount of the Bonded Contract. Principal will also pay to Surety a facility fee of two percent (2.0%) of the increased face amount of any Bonded Contract (excluding Joint Venture Bonded Contracts).

      At such time as the Existing Pledged Collateral, the cash delivered to Surety pursuant to the Pledge Agreement executed contemporaneously herewith, and any cash delivered pursuant to the Collateral Agent Agreement is returned to Indemnitor (or the cancellation of all letters of credit delivered to Surety under any of the March 23, 2001, Pledge Agreement, the May 24, 2001, Pledge Agreement, and the Pledge Agreement executed contemporaneously herewith), then Surety will be entitled to receive and retain from said cash otherwise returned to Indemnitor a success fee equal to Two Million Five Hundred Thousand Dollars ($2,500,000). Surety will at all times retain as the Existing Pledged Collateral and/or the cash delivered to Surety pursuant to the Pledge Agreement executed contemporaneously herewith, cash in an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000). The Prepetition Letter of Credit is not to be included in the foregoing reference to letters of credit.

      6. SECURITY FOR SURETY LOSS. The Prepetition Letter of Credit will continue to secure Indemnitor's obligations to Surety under the Surety Credit Documents with respect to the following described projects:


  LOCATION        PRINCIPAL            OBLIGEE              DESCRIPTION
  --------        ---------            -------              -----------

New Jersey    21st Century Rail  New Jersey Transit  Hudson-Bergen Light Rail
              Corporation        Corporation         Transit System, New
                                                     Jersey Transit Contract
                                                     #96CT001 Change Order
                                                     #5, Mos. 2 D/B Work

California    Kiewit/Washington, Los Angeles to      Design/Build Contract
              a Joint Venture    Pasadena Metro      for the Arroyo Seco,
                                 Blue Line           13.7 Mile Long Line
                                 Construction        Constructed Along
                                 Authority           Existing Rail Right of
                                                     Way from Union Station

Nevada        Washington         Clark County        Central Plant Outfall,
              Construction       Sanitation District Project No. 377B
              Corporation

Nevada        Washington         Southern Nevada     Boulder City Water
              Construction       Water Authority     Delivery Improvements
              Corporation                            Public Works ID No.
                                                     PWP-CL-2001-98

Tennessee     Washington Group   Bechtel Jacobs      MSRE Electrical and
              International,     Company, LLC and    Mechanical Equipment
              Inc.               United States       Installation Subcontract
                                 Government          No. 23900-SC-ORO76F

Texas         Rust Constructors  US Army Corps of    Replace Roofs, Bldgs.
              Inc.               Engineers           902, 904, 907, 920 &
                                                     Replace Bldg. 902 Facade


  LOCATION        PRINCIPAL            OBLIGEE              DESCRIPTION
  --------        ---------            -------              -----------

Mississippi   Rust Constructors  Mississippi State   Mississippi State Tax
              Inc.               Tax Commission      Commission - Job Sales,
                                                     Use, Income, Franchise,
                                                     Withholding, and Other
                                                     Motor Fuel (Diesel Fuel)


      The Existing Pledged Collateral will continue to secure Indemnitor's obligations to Surety under the March 23, 2001, Pledge Agreement and the May 24, 2001, Pledge Agreement according to their respective terms. By the execution of this Agreement, Indemnitor hereby affirms, confirms, and acknowledges the continued binding effect of said Pledge Agreements.

      All security interests in the Existing Collateral currently held by Surety to secure obligations to Surety will remain in full force and effect according to their respective terms and will continue to serve as collateral for all of the obligations secured thereby. The Existing Collateral will also secure Surety Loss (excluding any Surety Loss incurred with respect to the Joint Venture Bonds); provided, however, as long as no Event of Default has occurred, or will occur as a result of such release, the Existing Pledged Collateral will be released upon satisfaction of the Indebtedness (as defined in each of the March 23, 2001, Pledge Agreement and the May 24, 2001, Pledge Agreement, as applicable). Except as specifically provided in this Section 6, nothing herein or in any Order of the Bankruptcy Court will modify, amend, expand, limit, or otherwise affect the scope of such security interest(s) or the rights or remedies of the respective parties under the referenced instruments or any related document executed and/or delivered in relation thereto. To the extent the Existing Collateral also secures, by the terms of this Agreement and/or the existing terms of the related documentation, any obligation to be secured by the Collateral (other than Existing Collateral), such Existing Collateral will not be substituted for, replace, or reduce any other requirement set forth herein regarding the collateralization of the Bonds and Surety Loss.

      All Bonded Contract Balances generated by Bonded Contracts (excluding the Joint Venture Bonded Contracts) will be delivered to the Collateral Agent designated in the Collateral Agent Agreement and will be encumbered and disbursed as provided therein. All contract receivables, balances, and proceeds generated by the Hudson-Bergen Project and payable under the Hudson-Bergen Subcontract will be delivered to the Hudson-Bergen Account designated in the Hudson-Bergen Agreement. Surety will not assert a Lien on the contract receivables, balances, and proceeds of the Hudson-Bergen Project other than its rights of equitable subrogation. Notwithstanding the foregoing, Surety will be granted a first priority Lien on the Hudson-Bergen Subcontract pursuant to the Hudson-Bergen Agreement. The Collateral Agent Agreement will include provisions allowing for: (i) monthly distributions of Principal's Overhead; provided, however, no such distribution will be permitted unless all obligations then due with respect to the Bonded Contracts (excluding the Joint Venture Bonded Contracts) and the Bonds (excluding the Joint Venture Bonds) have been paid and Surety has incurred no losses (and no contingent losses are pending) associated with said Bonded Contract (excluding the Joint Venture Bonded Contracts); (ii) by mutual agreement of Surety and Indemnitor, Surety's agreement not to be unreasonably withheld, the quarterly distribution of amounts representing Principal's profit to allow Principal to continue operations and the prosecution of the Existing Bonded Contracts, Bonded

Contracts, and contracts for services that are not bonded; and (iii) the repayment of funds advanced by Washington Group International, Inc. and/or from the Exit Facility which were used for direct labor and materials (which will not include Overhead) for the Bonded Contracts (excluding the Joint Venture Bonded Contracts); provided, however, no repayment will be permitted unless all obligations then due with respect to the Bonded Contracts (excluding the Joint Venture Bonded Contracts) and the Bonds (excluding the Joint Venture Bonds) have been paid and Surety has incurred no losses (and no contingent losses are pending) associated with said Bonded Contract (excluding the Joint Venture Bonded Contracts). The distribution of Overhead and profits from the Hudson-Bergen Project will be controlled by the Hudson-Bergen Agreement. The Hudson-Bergen Agreement will include a provision permitting the repayment of funds advanced by Washington Group International, Inc. and/or from the Exit Facility which were used for direct labor and materials (which will not include Overhead) on the Hudsen-Bergen Project; provided, however no repayment will be permitted unless Surety has been paid all obligations then due with respect to the Hudson-Bergen Project.n connection with the issuance of any Bond (excluding Joint Venture Bonds), Principal will provide to Surety: (a) a pledge of cash; or (b) letters of credit in an amount equal to twenty percent (20%) of the penal sum of the applicable Bond. In addition, Indemnitor agrees to promptly deliver to Surety cash or letters of credit in an amount equal to twenty percent (20%) of any increase in the penal sum of any such Bond. Any such letter of credit will be in form and substance, acceptable to Surety in its sole and absolute discretion. The terms of the pledge of the foregoing cash and delivery of any letter of credit is subject to the terms and conditions of a Pledge Agreement entered into contemporaneously herewith that more specifically sets out the provisions related to this collateral requirement.

      As security for the full and timely payment of Surety Loss (exclusive of any Surety Loss incurred under the Existing Bonds or the Joint Venture Bonds), Indemnitor has granted to Surety (or to the Collateral Agent for Surety identified in the Collateral Agent Agreement) a valid, binding, enforceable, and duly perfected security interest in the Collateral, subject only to Permitted Liens. To secure the repayment of Surety Loss (exclusive of any Surety Loss incurred under the Existing Bonds or the Joint Venture Bonds), Indemnitor grants to Surety a perfected first priority security interest in the Bonded Contracts (excluding the Joint Venture Bonded Contracts); all Bonded Contract Balances and accounts arising from the Bonded Contracts (excluding the Joint Venture Bonded Contracts); all claims and rights against any Obligee on any Bond (excluding the Joint Venture Bonds); all rights and actions that Principal may have or acquire in any subcontract in connection with any Bonded Contract (excluding the Joint Venture Bonded Contracts), and against any subcontract with any Person furnishing or agreeing to furnish or supply vehicles, labor, supplies, machinery, or other Equipment in connection with or on account of any Bonded Contract (excluding the Joint Venture Bonded Contracts), and against any surety or sureties of any such subcontractor, laborer, or other Person; now owned and hereafter acquired inventory, including, without limitation, goods, merchandise, and other personal property furnished under any Bonded Contract (excluding the Joint Venture Bonded Contracts), or intended for sale or lease, all raw materials, gravel, cement, sand, work in process, finished goods, and materials, and supplies of any kind, nature, or description which are or might be used or consumed in Principal's business or are or might be used in connection with the manufacture, packaging, shipping, advertising, selling, or finishing of such goods, merchandise, and other personal property, all returned or repossessed goods now, or hereafter, in the possession or under the control of

Indemnitor or Surety, and all documents of title or documents representing the same; any and all books, accounts, computer software, and other computer stored information, and any and all plans, specifications, drawings, project records, surveys, and related materials, and computer software, licenses, copyrights, patents, and other intellectual property utilized in or necessary for the completion of any of the Bonded Contracts (excluding the Joint Venture Bonded Contracts), and all proceeds and products arising with respect thereto and all Records relating to the foregoing.

      As additional security for the repayment of Surety Loss (exclusive of any Surety Loss incurred under the Existing Bonds or the Joint Venture Bonds), Indemnitor will grant, convey, assign, and set over to the Collateral Agent for Surety that is identified in the Collateral Agent Agreement, a first priority security interest in the Bonded Contracts (excluding the Joint
Venture Bonded Contracts) under the Contract Disputes Act, 41 U.S.C. Sections 601, ET. SEQ.; all Bonded Contract Balances and accounts arising from the Bonded Contracts (excluding the Joint Venture Bonded Contracts) under the Contract Disputes Act, 41 U.S.C. Sections 601, ET. SEQ.; all claims and rights against any Obligee on any Bond (excluding the Joint Venture Bonds) under the Contract Disputes Act, 41 U.S.C. Sections 601, ET. SEQ.; all rights and actions that Principal may have or acquire in any subcontract in connection with any Bonded Contract (excluding the Joint Venture Bonded Contracts) under the Contract Disputes Act, 41 U.S.C. Sections 601, ET. SEQ., and against any subcontract with any Person furnishing or agreeing to furnish or supply vehicles, labor, supplies, machinery, or other equipment in connection with or on account of any Bonded Contract (excluding the Joint Venture Bonded Contracts) under the Contract Disputes Act, 41 U.S.C. Sections 601, ET. SEQ., and against any surety or sureties of any such subcontractor, laborer, or other Person; now owned and hereafter acquired inventory, including, without limitation, goods, merchandise, and other personal property furnished under any Bonded Contract (excluding the Joint Venture Bonded Contracts) under the Contract Disputes Act, 41 U.S.C. Sections 601,
ET. SEQ., or intended for sale or lease, all raw materials, gravel, cement, sand, work in process, finished goods, and materials, and supplies of any kind, nature, or description which are or might be used or consumed in Principal's business or are or might be used in connection with the manufacture, packaging, shipping, advertising, selling, or finishing of such goods, merchandise, and other personal property, all returned or repossessed goods now, or hereafter, in the possession or under the control of Indemnitor, Surety, or the Collateral Agent for Surety that is identified in the Collateral Agent Agreement, and all documents of title or documents representing the same; any and all books, accounts, computer software, and other computer stored information, and any and all plans, specifications, drawings, project records, surveys, and related materials, and computer software, licenses, copyrights, patents, and other intellectual property utilized in or necessary for the completion of any of the Bonded Contracts (excluding the Joint Venture Bonded Contracts) under the Contract Disputes Acts, 41 U.S.C. Sections 601, ET. SEQ., and all proceeds and products arising with respect thereto and all Records relating to the foregoing.

      Indemnitor will execute a Pledge Agreement, Security Agreement, and the Collateral Agent Agreement in form acceptable to Surety with respect to such security interest.

      7. PERFECTION OF SECURITY INTERESTS. At the request of Surety, Indemnitor will execute and deliver to Surety documentation reasonably satisfactory to Surety evidencing the security interests and Liens granted by the Surety Credit Documents, and providing for the perfection of such Liens, including, without limitation, financing statements. Notwithstanding the foregoing,

Indemnitor hereby authorizes Surety to file any necessary financing statements or other documents to perfect the aforedescribed Liens without the signature of Indemnitor. Indemnitor hereby irrevocably makes, constitutes, and appoints Surety (and all other Persons designated by Surety for the purpose) as Indemnitor's true and lawful agent and attorney in fact to sign Indemnitor's name on any such agreements, instruments, and documents referred to in this Section 7 and to deliver such agreements, instruments, and documents to such Persons as Surety in its sole and absolute discretion may elect. Indemnitor agrees to pay on demand any recording tax, filing fees, or other costs incurred by Surety in connection with recording or filing any documentation requested in this Section 7. Neither Principal nor Indemnitor will reduce any Accounts arising out of, or related to any of the Collateral to a promissory note, or other instruments for the payment of money, without providing Surety with prior written notice of same and delivering any such instrument to Surety.

      8. CORPORATE IDENTITY AND EXISTENCE. Each Indemnitor hereby represents and warrants to Surety that it is a validly existing corporation, limited liability company, or other entity in the state of its formation and each other jurisdiction in which it is required by law to be qualified and authorized to do business except to the extent where the failure to be so qualified could not reasonably be expected to have a material adverse effect. Indemnitor will maintain its corporate existence (in good standing where appropriate under state law) and remain or become duly qualified or licensed (and in good standing where appropriate under state law) as a foreign corporation in each jurisdiction in which the conduct of their respective businesses requires such qualification or license except to the extent where the failure to be so qualified could not reasonably be expected to have a material adverse effect. Neither Principal nor Indemnitor will change their state of formation or redomesticate without giving Surety forty-five (45) days prior written notice of such intent.

      9. FINANCIAL RECORDS AND REPORTS. Principal's fiscal year end is on or about December 31. Principal will advise Surety in writing of any change to its fiscal year end and in the event any of the reporting, payment of Surety Loss, or other provisions of this Agreement or the Surety Credit Documents are affected by the change in Principal's fiscal year end, then Indemnitor agrees to execute, and will execute any and all amendments and other modifications as are necessary or desirable to this Agreement and the Surety Credit Documents as a result of the change of Principal's fiscal year end.

      During the term of this Agreement, and thereafter for so long as any Surety Loss exists, unless otherwise waived by Surety in writing, Principal will deliver to Surety without demand:

            (a) within thirty (30) days after the end of each month, consolidated Financial Statements, including a consolidated statement of cash flow and a consolidated contract activity (work in process) report, prepared by Principal and certified by Washington Group International, Inc.'s Senior Vice President and Controller;

            (b) within thirty (30) days after the end of each month, a work in process schedule for all Bonded Contracts (separate from other contracts) prepared by Washington Group International, Inc.;

            (c) within one hundred eighty (180) days after the close of the November 30, 2001, fiscal quarter, within ninety (90) days after the March 29, 2002, fiscal quarter, and within sixty (60) days after the close of each fiscal quarterly period (other than fiscal year end), a copy of the quarterly consolidated unaudited Financial Statements of Washington Group International, Inc., including a statement of cash flow, prepared in accordance with GAAP and reviewed by Deloitte & Touche, LLP; and

            (d) within one hundred eight (180) days after the close of the 2001 fiscal year and within ninety (90) days after the close of each fiscal year thereafter, a copy of the annual audited Financial Statements of Washington Group International, Inc., including a consolidated statement of cash flow, prepared in accordance with GAAP and reviewed and certified by a certified public accountant acceptable to Surety.

      These financial documents will be prepared in conformity with GAAP (except in the case of monthly reports, the absence of footnote disclosure and normal year end audit adjustments) applied on a basis consistent with that of the preceding fiscal year, and in each instance will present fairly and accurately the financial condition of the Principal as of the dates of the statements and the results of their operations for the periods then ended. Indemnitor represents and warrants in favor of Surety that the November 2, 2001, Contract Activity (Work in Process) Report is true and correct in all material respects and fairly and accurately presents the financial status of the work in process of Principal as of said date.

      Indemnitor agrees to immediately notify Surety of the occurrence of any material change in its financial condition. Indemnitor represents that its books and records will be kept accurately and in a timely manner and in accordance with good business practices.

      10. PRINCIPAL'S REPRESENTATION. Principal will notify Surety immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that with the giving of notice or passage of time or both, reasonably could be excepted to become an Event of Default, or of the failure of the Principal to observe any of its undertakings hereunder. Washington Group International, Inc., a Delaware corporation, on behalf of itself and the other Principals, will provide Surety on an annual basis (and at such other intervals as Surety may reasonably require) with a letter in which its Chief Financial Officers represent that it has no knowledge of the existence of any condition, event, or act which constitutes, or which with notice or the lapse of time, or both, would constitute an Event of Default.

      11. BOOKS AND RECORDS. Surety will have the right upon two (2) Business Days notice and during regular business hours to free access to the papers of Indemnitor including, without limitation, its books, Records, accounts, computer software, and other computer stored information, and all plans, specifications, drawings, project Records, surveys, and related materials, and computer software, licenses, copyrights, patents, and other intellectual property related to or needed for the performance of any Bonded Contract, for the purpose of using, examining, copying, or reproducing same for the purpose of examining, copying, or reproducing the same. Surety will not be required to make any payment to Principal or Indemnitor (or any other Person) for the use of any of the items described in the foregoing sentence. Indemnitor authorizes and requests any and all depositories in which funds of Indemnitor may be deposited to furnish to Surety statements of account and any other documents reflecting receipts and disbursements and any Person doing business with Indemnitor is authorized to furnish any information requested by Surety concerning any transaction related to or needed for the performance of any Bonded Contract. Surety may furnish copies of any and all such statements, agreements, and Financial Statements and any information which it now has or may obtain concerning Indemnitor to other Persons or companies for the purpose of procuring co-suretyship or reinsurance, or during the investigation of claims that may be, or have been, asserted against Surety.

      12. LITIGATION. As of the date hereof, there is no action, suit, or proceeding pending against, or to the knowledge of Indemnitor threatened against or affecting Indemnitor or any of its Subsidiaries before any court or arbitrator or any government body, agency, or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, financial position, or results of operations of Indemnitor or any of its Subsidiaries or which in any manner draws into question the validity of this Agreement except those referred to in the attached Exhibit B. Indemnitor will promptly give notice in writing to Surety of any litigation filed or threatened against any Indemnitor or any of its Subsidiaries involving an amount in excess of One Million Dollars ($1,000,000).

      13. TAXES. Principal will promptly pay all of its Taxes, assessments, and other governmental charges or levies prior to the date on which any penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing herein contained will be interpreted to require the payment of any tax, assessment, or charge so long as its validity is being contested in good faith and adequate reserves have been established in accordance with GAAP. Indemnitor will pay or cause to be paid all such Taxes, assessments, charges, or levies forthwith whenever foreclosure on any Lien that attaches (or security therefor) appears imminent.

      14. INSURANCE. Indemnitor represents that it has public liability insurance and fire and extended coverage insurance on all assets owed by it and other insurance in force that is usual and customary for those engaged in the same or similar business of Indemnitor, and that it will maintain said insurance in force with good and substantial carriers acceptable to Surety. Indemnitor further agrees to furnish Surety, upon request, with the insurance in force and with copies of the policies of said insurance evidencing the existence of the coverage called for by this Agreement. Upon the demand of Surety, Indemnitor will name Surety as an additional insured to such policies to the extent such policies are related to any of the Bonded Contracts. Indemnitor hereby agrees that, in the event it fails to pay or cause to be paid the premiums on any such insurance that Surety deems is necessary to protect its rights under the Surety Credit Documents, Surety may do so and be reimbursed by Indemnitor therefor. If Surety pays any premiums on insurance, Indemnitor hereby assigns to Surety any returned or unearned premiums on those insurance policies that may be due Indemnitor upon cancellation of any such policies for any reason whatsoever and direct the insurers to pay Surety any amounts so due.

      15. SUBSIDIARIES AND AFFILIATES AS INDEMNITOR. Indemnitor will cause any and all of its Subsidiaries and Affiliates that are named as Principal on any Bond to execute this Agreement. Said Subsidiaries and Affiliates will be deemed to be a Principal and an Indemnitor, as appropriate, hereunder as though they were original signatories hereto.

      16. EXONERATION. Indemnitor recognizes and acknowledges the common law right of Surety to be exonerated by Principal. In the event Principal fails or refuses to exonerate Surety upon written demand, Indemnitor agrees, upon demand by Surety, to exonerate Surety from Surety Loss, by satisfying Principal's obligations under the Bonded Contracts and the Surety Credit Documents and obtaining either a withdrawal of all claims against Surety under the Bonds or a general release.

      17. ADDITIONAL DEPOSIT OF CASH OR OTHER COLLATERAL. Upon the occurrence of an Event of Default described in item (b) of the definition of Event of Default under Section 1, and the refusal or failure of Indemnitor to exonerate Surety, Indemnitor agrees upon written demand to provide to Surety a reasonable amount of money designated by Surety and/or other collateral decided upon by Surety; said money and/or other collateral to be in addition to the Collateral. Such funds and/or other collateral will be held by Surety as collateral in addition to the Collateral (and any other collateral in which Principal or any of Indemnitors grant Surety a security interest) and the indemnity and other collateral afforded by this Agreement, with the right to use such funds and/or other collateral or any part thereof, at any time in performance, payment, or compromise of any obligations or liability, claims, demands, judgments, damages, fees, and disbursements or other expenses. Said deposit and/or provision of money and/or other collateral designated by Surety will be required regardless of whether any Reserve has been established by Surety. Without limiting the generality of the foregoing, in the event Surety posts a Reserve, then Indemnitor will deliver to Surety cash in an amount equal to the Reserve posted in addition to the Collateral. Demand will be sufficient if sent by certified mail, return receipt requested, to Indemnitors at the address or addresses given herein or last known to Surety, whether or not actually received. Indemnitor acknowledges that the failure of Principal and/or Indemnitor to deposit with Surety, immediately upon demand, the sum demanded by Surety as collateral security will cause irreparable harm to Surety for which Surety has no adequate remedy at law. Indemnitors agrees that Surety will be entitled to injunctive relief for specific performance of the obligations of Indemnitors to deposit with Surety the sum demanded as collateral security and hereby waive any claims or defenses to the contrary. The deposit of collateral pursuant to this Section 17 will not be deemed to cure any Event of Default and Surety may in its sole and absolute discretion refuse to issue any bonds.

      18. PAYMENT OF LABOR, MATERIAL, AND OTHER COSTS. Indemnitor agrees to first use any Bonded Contract Balances generated by Bonded Contracts to pay valid labor, materials, Cost to Complete, and any other costs or expenses incurred when due in connection with the performance of the Bonded Contracts.

      19. REGULATORY COMPLIANCE. Indemnitor, and any Plan which Indemnitor sponsors, or under which Indemnitor is a participant, is in material compliance with all statutes and governmental rules and regulations applicable to it, including without limitation, ERISA insofar as such Act applies to it, except as disclosed on Exhibit C. No condition exists or event of transaction has occurred in connection with any such Plan governed by ERISA which could result in any material liability, fine, penalty, or equitable remedy being asserted against Indemnitor, except as disclosed on Exhibit C. If Indemnitor has in effect, or hereafter adopts any Plan, or if any of Indemnitor's employees become participants under a Plan, then the following warranties and covenants will be applicable during such period as any such Plan will be in effect: (i) Indemnitor hereby warrants that no fact that might constitute grounds for the termination of the Plan, or for the appointment by the appropriate United States District Court of plan administrator or a trustee to administer the Plan, exists at the time of execution of this Agreement, except as disclosed on Exhibit C; (ii) Indemnitor hereby covenants that throughout the existence of the Plan, contributions under the Plan will meet the minimum funding standards required by
Section 412 of its Code or Section 302 of ERISA and, if applicable, Indemnitor and its Subsidiaries will make all contributions they are obligated to make to a multi-employer plan made under the term of that plan or under the terms of a collectively bargained agreement; (iii) no Reportable Event or Prohibited Transaction has occurred with respect to any Plan, except as disclosed on Exhibit C; (iv) Indemnitor hereby covenants that the Plan's annual financial and actuarial statements and the Plan's annual Internal Revenue Service Form 5500 information return will be filed with Surety no later than thirty (30) days after the due date thereof for filing with its Internal Revenue Service; (v) Indemnitor covenants that it will send to Surety a copy of any notice of a Reportable Event (as defined in Section 4043(c) of ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed; and (vi) with respect to a Plan which is an employee pension plan within the meaning of Section 3(2)(A), Indemnitor will apply for and obtain a favorable determination letter from the Internal Revenue Service that the Plan is qualified under Section 401(a) of the Code and the Plan's associated trust is tax-exempt under Section 50(a) of the Code, and that such Plan will remain qualified under and be so operated in accordance with, said Code Sections.

      Indemnitor warrants, covenants, and represents as follows:

            (a) Except strictly in accordance with all applicable Environmental
Laws: (1) except as set forth on the attached Exhibit C, no Hazardous Materials are located on or, to Indemnitor's knowledge, have been stored, processed, or disposed of on or released or discharged from (including ground water contamination) any of its properties, and no aboveground or underground storage tanks exist on any of its properties; (2) Indemnitor will not allow any Hazardous Materials to be stored, located, discharged, possessed, managed, processed, or otherwise handled on any of its properties, unless otherwise authorized by the appropriate regulatory authority. Indemnitor will comply strictly with all Environmental Laws affecting any of its properties; and (3) no property now or previously owned, leased, or operated by Indemnitor, nor any property to which Indemnitor has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the knowledge of Indemnitor, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state, or foreign list of sites requiring investigation or clean up;

            (b) There has been no material environmental investigation, study, audit, test, review, or other analysis conducted prior to the date hereof of which Indemnitor has control or possession in relation to the current or prior business of Indemnitor or any property or facility now or previously owned, leased, or operated by Indemnitor, which has not been delivered to Surety at least five days prior to the date hereof;

            (c) Indemnitor will notify Surety should it become aware of (1) any material environmental problems or liability with respect to any of its properties, including, but not limited to, the release of any contaminant which requires cleanup or remediation under applicable Environmental Laws, or a material breach of any Environmental Laws; (2) any lien, action, or notice of the nature described in subparagraph (1) above. Said notification will be made on the first (1st) day of each month and will include all notices of the nature described in subparagraphs (1) and (2) above that occurred since the prior notification made to Surety. Indemnitor will, at Indemnitor's own cost and expense, take all actions as will be required for the clean-up of any of its properties, including all identification, investigation, removal, containment, and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Surety), and will further pay or cause to be paid at no expense to Surety all clean-up, administrative, and enforcement costs of applicable government agencies or third parties which may be asserted against any of its properties or the owner of any properties for which Indemnitor is held responsible. All costs, including, without limitation, those costs set forth above, damages, liabilities, losses, claims, expenses (including reasonable attorneys' fees and disbursements) which are incurred by Surety, without requirement of waiting for the ultimate outcome of any litigation, claim, or other proceedings, will be paid by Indemnitor to Surety as incurred within ten (10) days after notice from Surety itemizing the amounts incurred to date of such notice;

            (d) Surety will not participate in any operational or environmental compliance decisions related to Principal's business; and

            (e) Surety will not be deemed an "arranger," "owner," or "operator," as defined in "CERCLA."

      20. LIENS. Indemnitor will not create, incur, assume, or suffer to exist any Lien upon (i) any of the Collateral now owned or hereafter acquired, except for Permitted Liens; and (ii) any of the Existing Collateral, except for Liens in favor of Surety.

      21. DEBT, ASSUMPTIONS, GUARANTEES. Indemnitor will not and will not allow any Permitted Joint Venture to (i) create, incur, assume, or suffer to exist any Debt, Lease Debt (other than pursuant to a real property lease), or (ii) other than pursuant to a real property lease, assume, guarantee, endorse, or otherwise become contingently liable, including without limitation, liable by way of agreement, contingent, or otherwise, to purchase assets, to provide funds for payment, to maintain net worth or working capital, to supply funds to or invest in any debtor, or otherwise to assure any creditor against loss from any obligation of any Person (collectively "Other Obligations"), except:

            (a) Debt, Lease Debt, Purchase Money Debt, and Other Obligations existing at the effective date of this Agreement and disclosed in the Financial Statements or otherwise disclosed in writing prior to the effective date of this Agreement, provided that the terms thereof are not amended or modified so as to impose materially more burdensome terms on Indemnitor;

            (b) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

            (c) guaranties in connection with third party leases, repurchase agreements, or purchases in the ordinary course of business;

            (d) Non-Recourse Debt and other Obligations incurred by a Permitted Joint Ventures engaged in an Eligible Line of Business; provided that if such Permitted Joint Venture is party to a Joint Venture Bonded Contract, such Permitted Joint Venture presents a cost projection to complete its obligations under such Joint Venture Bonded Contract and timely reports to Surety any material deviation from such projected cost

            (e) Lease Debt incurred to finance the acquisition of Equipment and fixed assets in the ordinary course of business; provided, however, Indemnitor will give Surety prior written notice of its intent to incur Lease Debt that is in an aggregate outstanding principal amount greater than an additional Thirty-Five Million Dollars ($35,000,000) in excess of the aggregate of Lease Debt as of the date hereof;

            (f) Purchase Money Debt of an Indemnitor incurred to finance the acquisition of Equipment and fixed assets in the ordinary course of business in an aggregate outstanding principal amount not greater than an additional Twenty Million Dollars ($20,000,000) in excess of the aggregate of Purchase Money Debt as of the date hereof;

            (g)   trade debt incurred in the ordinary course of business;

            (h) Debt incurred under the Exit Facility; provided, however, the foregoing will not be deemed a waiver by Surety of its right to object or otherwise be heard with respect to any issue in connection with the approval of the Exit Facility;

            (i)   guaranties of Debt permitted by this Agreement;

            (j) Debt for any letter of credit issued for the benefit of Surety;

            (k) unsecured Debt not otherwise permitted under this Agreement, provided such unsecured Debt does not exceed Ten Million Dollars ($10,000,000) in the aggregate (at any one time) on terms and conditions satisfactory to Surety and subordinated in right of payment to the payment and satisfaction in full of all Surety Loss and obligations to Surety;

            (l) Debt arising from intercompany loans (i) between Indemnitors,
(ii) from a Subsidiary to an Indemnitor, (iii) between an Indemnitor and any Permitted Joint Venture engaged in an Eligible Line of Business (provided that
(y) such Permitted Joint Venture is party to a Joint Venture Bonded Contract, Indemnitor shall timely report to Surety any material deviation from the projected cost to complete such Joint Venture Bonded Project reported to Surety at the time of issuing such Bond, and (z) the Indemnitor will be permitted to make such intercompany loan under Section 22), or (iv) between Subsidiaries that are neither Indemnitors nor Permitted Joint Ventures engaged in an Eligible Line of Business (provided that (y) the aggregate outstanding amount of intercompany loans permitted by this clause (iv) will not exceed Twenty Million Dollars ($20,000,000) at any time and (z) will be permitted to make such intercompany loan under Section 22);

            (m) Other Obligations incurred pursuant to any operating lease entered into in the ordinary course of business consistent with past practices; provided, that, if such party incurs obligations in excess of Five Million Dollars ($5,000,000) under an operating lease and such operating lease is or will be used in connection with any Bonded Contract, then such party may enter into such operating lease only if such party (i) ensures that such operating lease is assignable for Surety's benefit if Surety is required to perform under any Bonded Contract on the same terms and conditions that apply to the relevant Indemnitor or Permitted Joint Venture or (ii) obtains Surety's written consent to enter into such operating lease, which consent will not be unreasonably withheld; and

            (n) refinancings, renewals, and extensions of any Debt described in the foregoing causes (a) through (m) that do not result in a violation of any other provision of this Agreement

      Notwithstanding any provision of this Agreement or the other Surety Credit Documents, Indemnitor and any Permitted Joint Venture are prohibited from incurring Purchase Money Debt (other than Debt under the Exit Facility) under any agreement with obligations in excess of Two Million Dollars ($2,000,000) for the purchase of Equipment to be used, or reasonably anticipated to be used, in the performance of any Bonded Contract (or Existing Bonded Contract) unless (i) such agreement is assignable to Surety if Surety is required to perform under such Bonded Contract (or Existing Bonded Contract) on the same terms and conditions that apply to the relevant Indemnitor or Permitted Joint Venture, or
(ii) Indemnitor or the Permitted Joint Venture obtains Surety's written consent, which consent will not be unreasonably withheld. Notwithstanding the provisions of this paragraph, any Purchase Money Debt under an agreement for the purchase of Equipment to be used, or reasonably anticipated to be used, in the performance of any Bonded Contract (or Existing Bonded Contract) in the amount of Five Million Dollars ($5,000,000) or more will not be incurred without the Surety's written consent which will not be unreasonably withheld.

      22. INVESTMENTS. Indemnitor will not, without Surety's prior consent, make or enter into any agreement to make any acquisition or make or suffer to exist any investment in any Person or entity, whether in the form of equity or Debt (other than credit extended in connection with the rendering of services in the ordinary course of business), or make any dividend or other distribution to any other Person except:

            (a) Certificates of Deposit with maturities of less than one (1) year of any commercial banks or of United States commercial banks with capital, surplus, and undivided profits of One Hundred Million Dollars ($100,000,000);

            (b) direct obligations of the United States Government maturing within one (1) year from the date of acquisition thereof;

            (c) commercial paper or municipal bonds rated at least A2 or Aa, respectively, (or the equivalent thereof), by Moody's Investors Service, Inc., or rated at least A2, or Aa, respectively, by Standard and Poor's Corporation, or commercial paper or municipal bonds receiving an equivalent rating from any other nationally recognized rating agency; and

            (d) travel advances to officers and employees made in the ordinary course of business;

            (e) investments existing at the effective date of this Agreement and disclosed in the Financial Statements or otherwise disclosed in writing prior to the effective date of this Agreement;

            (f) investments in Accounts, contract rights, and chattel paper, notes receivable and other similar items arising or acquired from the sale of inventory in the ordinary course of business;

            (g) investments received in settlement of amounts due to Indemnitor in the ordinary course of business;

            (h) investments by Indemnitor in (i) any other Indemnitor, (ii) a Permitted Joint Venture engaged in an Eligible Line of Business (provided that if such Permitted Joint Venture is party to a Joint Venture Bonded Contract, Indemnitor presents a cost projection to complete the obligations under such Joint Venture Bonded Contract and timely reports to Surety any material deviation from the projected cost to complete such Bonded Contract, or (iii) in any Subsidiary that is neither a Permitted Joint Venture engaged in an Eligible Line of Business nor an Indemnitor (provided that the aggregate amount of all such investments pursuant to this clause (iii) may not exceed Twenty Million Dollars ($20,000,000) in the aggregate at any one time;

            (i) loans or advances to employees of Indemnitor in the ordinary course of business up to an aggregate of One Million Dollars ($1,000,000);

            (j)   investments constituting guaranties permitted by Section
21; and

            (k) investments not otherwise permitted hereby; provided such investments may not exceed an aggregate of Five Million Dollars ($5,000,000) at any time.

      23. MERGERS. Principal will not merge or consolidate with or into any Person without having first obtained Surety's consent in writing.

      24. RESTRICTIONS ON CONTRACTS WITH AFFILIATES. Principal will not enter into contracts, equipment leases, or other agreements with any Affiliate, other than on arms length terms, without the prior written consent of Surety.

      25. NATURE OF BUSINESS. Principal will not change the nature or conduct of its business without the written consent of Surety first obtained in advance, nor will Principal permit a Change in Control or change in management to occur. Principal likewise agrees to use its best efforts to cause Subsidiaries to perform in accordance with this representation; provided, however, that nothing in this Section will be construed or enforced so as to limit: (i) Principal's attempt to reorganize in accordance with the terms of the Plan of Reorganization and related disclosure statement currently on file with the Bankruptcy Court; or
(ii) the discretion of the Bankruptcy

Court to require modifications or amendments to same as part of the approval and confirmation process.

      26. BANKRUPTCY COURT APPROVAL. In the event Principal or any Indemnitor files for relief under the Bankruptcy Code after the Effective Date and Surety determines that it is necessary or desirable that bankruptcy court approval be obtained with respect to this Agreement or the transactions contemplated hereunder, each Indemnitor will use its best efforts to obtain a court order which, among other things, (i) determines that this Agreement (and any other documents entered into by Principal and any Indemnitor with Surety) was proposed by Surety in good faith and should be approved; (ii) determines that Surety is a creditor who gave "new value" and entered into a "contemporaneous exchange for value" with Indemnitor as contemplated by the Bankruptcy Code, including, but not limited to, Sections 547(a)(2) and 547(c) of the Bankruptcy Code, when entering into this Agreement (and any other documents entered into by Principal and any Indemnitor with Surety) and that the transfers made by Principal and any Indemnitor do not constitute preferences under the provisions of Section 547 of the Bankruptcy Code; (iii) authorizes and directs Indemnitor, as applicable, to ratify this Agreement (and any other documents entered into by Principal and any Indemnitor with Surety); (iv) authorizes and directs Indemnitor, as applicable, to execute, deliver, perform under, consummate, and implement, this Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the transactions contemplated in this Agreement; (v) authorizes claims and recourse by Surety against any Collateral for any reason set forth in this Agreement (and any other documents entered into by Principal and any Indemnitor with Surety); and (vi) approves any post petition security interest, as provided in Section 552 of the Bankruptcy Code. The provisions of this Section 26 will apply regardless of whether Principal or any Indemnitor is a debtor in any bankruptcy cases.

      In such event, and at the request of Surety, Indemnitor, as applicable, will promptly make any filings, take all actions, and use their respective best efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the transactions contemplated in this Agreement, subject to its obligations to comply with any order of any bankruptcy court.

      In the event an appeal is taken, or a stay pending appeal is requested, from any order entered in any bankruptcy proceeding, Principal and any Indemnitor, as applicable, will immediately notify Surety of such appeal or stay request and will provide to Surety within one Business Day a copy of the related notice of appeal or order of stay. Principal and any of Indemnitors, as applicable, will also provide Surety with written notice of any motion or application filed in connection with any appeal from either of such orders.

      Indemnitor will cooperate in providing such information and evidence as is necessary to obtain the orders described in this Section 26.

      27. ADDITIONAL ADEQUATE ASSURANCE OF FUTURE PERFORMANCE. Regardless of whether an Event of Default has occurred, Indemnitor agrees that in the event of a filing by or against Principal or any Indemnitor of a proceeding under the Bankruptcy Code:

            (a) Surety is the holder of a "claim" and is a claimant within the meaning of Section 101(5) of the Bankruptcy Code and is a "party in interest" within the meaning of Sections 362(d) and 1109(b) of the Bankruptcy Code. Surety has standing as a party in interest to be heard in all matters including, without limitation, the right to seek relief pursuant to Sections 361-365 of the Bankruptcy Code (Surety reserves the right to petition any bankruptcy court for additional adequate protection with respect to collateralization of Surety Loss and to retain all rights under the Bankruptcy Code, or otherwise);

            (b) an Event of Default will be deemed to continue to exist and will not be deemed to be cured notwithstanding the payment by Surety pursuant to the Bonds of claims, bills, or other Surety Loss incurred in or in connection with the performance of the Bonded Contracts;

             (c) time is of the essence in any Principal's acceptance or rejection of a Bonded Contract pursuant to Section 365 of the Bankruptcy Code, and any delay in any Principal's prompt acceptance or rejection of same may materially increase Surety Loss; and

            (d) with respect to any Bonded Contract assumed by Principal pursuant to Section 365 of the Bankruptcy Code, the cure of any default and the adequate assurance of future performance to which Surety will be entitled will include, but not be limited to: (i) payment by Principal or Indemnitor to Surety in an amount not less than any Reserve which Surety may be required by statute or otherwise deem necessary to establish with respect to the Bonded Contract so assumed; or (ii) Principal or Indemnitor may provide Surety with an irrevocable letter of credit, financial guarantee, or surety bond in a form and from a financial institution or corporate surety reasonably acceptable to Surety in an amount no less than any Reserve which Surety may be required by statute or otherwise deem necessary to establish with respect to the Bonded Contract so assumed. Indemnitor represents and agrees with Surety that the Collateral, the Indemnity Agreement, and any collateral and assurances provided for in the Surety Credit Documents is insufficient for purposes of providing adequate assurance of future performance to Surety with respect to any Bonded Contract assumed by Principal pursuant to Section 365 of the Bankruptcy Code.

      28. TERMINATION OF AUTOMATIC STAY. Subject to the provisions set forth in this Section, Surety and Obligees are entitled to the automatic and absolute lifting of the automatic stay as to the termination by an Obligee of any Bonded Contract, including specifically but not limited to the stay imposed by Section 362 of the Bankruptcy Code. Indemnitor hereby consents to the immediate lifting of such automatic stay, and will not contest any motion by Surety or any Obligee to lift such stay, upon a showing that: (i) the Cost to Complete a Bonded Contract exceeds Remaining Bonded Contract Balances on such Bonded Contract; or
(ii) the aggregate of the Cost to Complete all Bonded Contracts exceeds the aggregate of Remaining Contract Balances. Principal stipulates that in the event that the Cost to Complete a Bonded Contract exceeds Remaining Bonded Contract Balances on such Bonded Contract, then such Bonded Contract is not necessary to an effective reorganization of Principal within the meaning of Section 362 of the Bankruptcy Code.

      29. CONTRACT PROCEEDS AS CASH COLLATERAL - PRIORITY. Surety and Principal expressly agree that the proceeds arising from Bonded Contracts constitute "cash collateral" as that term is


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

defined under Section 363 of the Bankruptcy Code. Surety and Principal further agree that Surety will have a claim to the proceeds arising from such Bonded Contracts, and said claim will have priority over all expenses of the kind specified or ordered pursuant to Sections 105, 326, 330, 331, 503(b), 503(c), 507(a), 507(b), 546(c), or 726 of the Bankruptcy Code, and will also have priority over any other priority claims. Principal further acknowledges that this claim of Surety will at all times be senior to the rights of Principal or any Trustee in any case or proceeding in which Principal becomes a debtor or debtor-in-possession under the Bankruptcy Code.

      30. USE OF CASH COLLATERAL. Nothing herein will be deemed to be a consent by Surety that Principal or Indemnitor use any "cash collateral," associated with the Surety Credit Documents, within the meaning of Section 363 of the Bankruptcy Code, including without limitation proceeds from Bonded Contracts, the Existing Pledged Collateral, and any other cash delivered to Surety as collateral. In the event that a court of competent jurisdiction determines that, notwithstanding the foregoing, Principal or Indemnitors may use any such "cash collateral" associated with the Surety Credit Documents, then Indemnitors stipulate that the "cash collateral" associated with the Surety Credit Documents so used will be disbursed first to the payment of amounts for which Surety is or may become liable under the Bonds, including the payment of bona fide claims for labor, services, and supplies incurred in connection with Bonded Contracts; and second, subject to the availability of periodic surplusages of remaining proceeds from Bonded Contracts, to the payment of Overhead on Bonded Contracts which is ordinary and necessary; provided, however, a stringent standard will be used when determining what constitutes "ordinary and necessary" Overhead.

      31. INDEMNITOR APPOINT SURETY AS ATTORNEY-IN-FACT. Indemnitor irrevocably nominates and appoints Surety or any other Persons designated by Surety true and lawful attorney-in-fact of Indemnitor, with full right and authority, upon and during the occurrence of an Event of Default to execute on behalf of, and sign the names of Indemnitor to any voucher, release, satisfaction, check, government warrant, application for payment, bill of sale of any or all property assigned by this Agreement to Surety or any other paper or contract necessary or desired to carry into effect the purposes of this Agreement, with full right and authority, to satisfy the performance of the Bonded Contracts by reletting the same in the name of Principal or otherwise; and each Indemnitor ratifies and confirms all that such attorney-in-fact or Surety may lawfully do in the premises and further authorizes and empowers Surety and such attorney-in-fact and each of them to enter upon and take possession of the tools, plant, equipment, materials, and subcontracts and all other collateral security mentioned in this Agreement or in any other of the Surety Documents and enforce, use, employ, and dispose thereof for the purposes set forth in this Agreement. Indemnitor recognizes that the appointment of such attorney-in-fact constitutes a power coupled with an interest, and that the appointment survives the death or incapacity of any Indemnitor.

      32. REAFFIRMATION OF INDEMNITY AGREEMENTS; INDEMNITY; WAIVER OF CLAIMS. Indemnitor by the execution of this Agreement reaffirm all of their obligations to Surety under the Indemnity Agreements and confirm and acknowledge that the Indemnity Agreements remain in full force and effect as originally written. The failure of Surety to insist that companies listed on the attached Exhibit E join in the execution of this Agreement will not affect the indemnity obligations of such companies. Indemnitors executing this Agreement hereby confirm and acknowledge that the Indemnity Agreements remain in full force and effect as originally written with respect to all Indemnitors, including those listed on the attached
Exhibit E. Each Indemnitor agrees that it will sign and deliver to Surety Surety's preprinted standard form General Agreement of Indemnity at Surety's request.

      Indemnitor specifically agrees to protect, indemnify, and hold harmless Surety and its attorney-in-fact against any and all Surety Loss that may in any way arise out of the exercise of the assignments contained in this Agreement and the powers herein granted. Indemnitor agrees to indemnify, and keep indemnified, and hold and save harmless Surety against all Surety Loss. The duty of Indemnitor to indemnify Surety is a continuing duty, separate from the duty to exonerate, and survives any payments made in exoneration of Surety. Notwithstanding any provision of this Agreement or any of the other Surety Credit Documents (exclusive of the Indemnity Agreements) to the contrary, any Person that is an Indemnitor (or an Indemnitor in the future) hereunder or thereunder only by virtue of the fact that it is a Principal under a Joint Venture Bond will not be jointly and severally liable for Surety Loss incurred with respect to Bonds unless such Indemnitor is listed as the principal under the Bond. The forgoing will not be interpreted to modify any indemnity obligations that arise under the Indemnity Agreements or under any preprinted standard form General Agreement of Indemnity delivered by any Indemnitor to Surety.

      Amounts due Surety (together with the maximum amount of legal interest) will be payable upon written demand. Notwithstanding the requirement that Surety Loss is payable upon demand, Indemnitors will be permitted fifteen (15) days following receipt of an invoice for attorney's and consultant's fees and related expenses from Surety to reimburse Surety for such reasonable attorney's and consultants' fees and related expenses. In the event Surety is currently holding interest income as a part of the Existing Pledged Collateral or in connection with any additional cash collateral delivered to Surety pursuant to the terms of the Pledge Agreement executed contemporaneously herewith, in an amount that is sufficient to pay the foregoing attorneys' fees, then Surety, with Indemnitors' consent, may pay the attorneys' fees from the interest income being held by Surety. Any interest income which Surety is holding after all fees and expenses (including reasonable attorneys' fees) have been reimbursed to Surety will be paid to Indemnitor as further provided in the Pledge Agreement to be entered into contemporaneously herewith.

      To the maximum extent permitted by applicable laws, Indemnitor:

            (a) Waives: (i) protest of all commercial paper at any time held by Surety on which any Indemnitor is in any way liable; and (ii) notice and opportunity to be heard before exercise by Surety of the remedies of self-help, setoff, recoupment, or of other summary procedures permitted by any applicable laws or by any agreement with Indemnitor, and, except where required hereby or by any applicable laws, notice of any other action taken by Surety;

            (b) hereby releases Surety, its officers, directors, attorneys, accountants, consultants, employees, and agents from: (i) any and all claims, causes of action or liabilities of any nature whatsoever, fixed or contingent, liquidated or non-liquidated, caused by or related to any act of omission, negligence, or other violation of law or breach of contract or other duty on the part of any of them, occurring from the beginning of time to the date of this Agreement, whether known or unknown, and whether discovered or reasonably capable of being discovered, except for willful misconduct; and (ii) any and all claims, causes of action, or liabilities of any nature whatsoever caused by or relating to any act of omission, negligence, or other violation of law or breach of contract or other duty on the part of any of them occurring in the future, except for willful misconduct; and

            (c) waives any cause of action against Surety for its failure to issue any bond.

      33. INDEMNITOR TO HOLD CONTRACT FUNDS IN TRUST. Indemnitor agrees and expressly declares that all funds due or to become due under the Bonded Contracts (excluding the Joint Venture Bonded Contracts) will immediately become trust funds, whether in possession of Indemnitor or another, for the benefit and the payment of all Persons to whom Principal incurs obligations in the performance of the Bonded Contracts (excluding the Joint Venture Bonded Contracts), for which Surety is or may be liable under the Bonds (excluding the Joint Venture Bonds). If Surety discharges any such obligations, with or without a claim asserted against Surety under the Bonds (excluding the Joint Venture Bonds), it will be entitled to assert the right of such Person to the trust fund. All payments received for or on account of any Bonded Contract (excluding any Joint Venture Bonded Contract) will be held in a trust fund to assure the payment of obligations incurred or to be incurred in the performance of any Bonded Contract (excluding any Joint Venture Bonded Contract) and for labor, materials, and services furnished in the prosecution of the Work in any Bonded Contract (excluding any Joint Venture Bonded Contract) or any extension or modification thereof. All monies due and to become due under any Bonded Contract (excluding any Joint Venture Bonded Contract) are also trust funds, whether in the possession of Principal, Indemnitor, or otherwise. The trust funds will be for the benefit and payment of all obligations for which Surety is or may be liable under any Bonds (excluding the Joint Venture Bonds). The trust funds will inure to the benefit of Surety for any liability or Surety Loss it may have or sustain under any Bond (excluding any Joint Venture Bond), and this Agreement and declaration constitute notice of such trust. The trust funds, unless otherwise restricted or regulated by state or local laws, can be commingled with other funds, but the trust fund nature and purpose as stated in this paragraph will not be modified nor waived by this commingling provision. The rights of Surety set out in this paragraph are in addition to the rights granted surety under the Collateral Agent Agreement. It is not contemplated that Surety will exercise its rights under this paragraph unless Surety determines, in its sole and absolute discretion, to amend or modify the Collateral Agent Agreement (any such amendment or modification to be made with the consent of Principal).

      Indemnitor agrees and expressly declares that all funds due or to become due under each of the Joint Venture Bonded Contracts will immediately become trust funds, whether in possession of Indemnitor or another, for the benefit and the payment of all Persons to whom Principal incurs obligations in the performance of each such Joint Venture Bonded Contract, for which Surety is or may be liable under each such Joint Venture Bond. If Surety discharges any such obligations, with or without a claim asserted against Surety under any of the Joint Venture Bonds, it will be entitled to assert the right of such Person to the trust fund. All payments received for or on account of each Joint Venture Bonded Contract will be held in a trust fund to assure the payment of obligations incurred or to be incurred in the performance of each such Joint Venture Bonded Contract and for labor, materials, and services furnished in the prosecution of the Work in such Joint Venture Bonded Contract or any extension or modification thereof. The trust funds from each Joint Venture Bonded Contract will be for the benefit and payment of all obligations for which Surety is or may be liable under each such Joint Venture Bond. The trust funds will inure to the benefit of Surety for any liability or Surety Loss it may have or sustain under any Joint Venture Bonds, and this Agreement and declaration constitute notice of such trust.
The trust funds, unless otherwise restricted or regulated by state or local laws, can be commingled with other funds, but the trust fund nature and purpose as stated in this paragraph will not be modified nor waived by this commingling provision.

      In the event the Collateral Agent Agreement is not in effect and an Event of Default occurs, Indemnitor will, upon demand of Surety, open and will open an account(s) with a bank or similar depository designated by Indemnitor and approved by Surety, which account(s) will be designated as trust account(s) for the deposit of such trust funds, and will deposit therein all monies paid or to be paid under the Bonded Contracts (excluding the Joint Venture Bonded Contracts). Withdrawals from such accounts will be by check or similar instruments signed by a representative of Surety and, at Surety's option, countersigned by an Indemnitor. Said trust will terminate on the payment by Indemnitor of all the contractual obligations for the payment of which the trust is created.

      In the event an Event of Default occurs, Indemnitor will, upon demand of Surety, open and will open an account(s) with a bank or similar depository designated by Indemnitor and approved by Surety, which account(s) will be designated as trust account(s) for the deposit of such trust funds, and will deposit therein all monies paid or to be paid under such Joint Venture Bonded Contract. Withdrawals from such accounts will be by check or similar instruments signed by a representative of Surety and, at Surety's option, countersigned by an Indemnitor. Said trust will terminate on the payment by Indemnitor of all the contractual obligations for the payment of which the trust is created.

      34. INDEMNITOR AGREES TO BECOME PARTY DEFENDANT. In the event of legal proceedings against Surety, the subject matter of which pertains to this Agreement, the Bonds, or any of the Bonded Contracts, at the request of Surety, Indemnitor agrees to become a party defendant or third-party defendant and allow judgment, in the event of judgment against Surety, to be rendered also against Indemnitor in like amount and in favor of Surety.

      35. INDEMNITOR'S WAIVER OF NOTICE. Indemnitor waives notice of the execution, continuation, modification, renewal, enlargement, or amendment of any Bond and of any fact, act, or information concerning or affecting the rights or liabilities of Surety or Indemnitor including, but not limited to, any acts giving rise to any Surety Loss under the Bonds.

      36. INDEMNITOR'S DUTY TO DELIVER AND EXECUTE PAPERS AND OTHER INSTRUMENTS. Indemnitor agrees to sign, execute, file, and/or deliver to Surety all documents, reports, papers, pleadings, and/or instruments required to obtain and/or perfect any of Surety's rights under this Agreement or the Surety Credit Documents. During the term of this Agreement, Indemnitor will furnish to Surety upon its reasonable request a statement of all deposits by source and amount of all withdrawals by payee and amount and all beginning and ending balances for all bank accounts maintained by any Indemnitor. Furthermore, Surety will be allowed access to all of Principal's business records during regular business hours.

      37. RIGHTS OF SURETY TO TAKE POSSESSION OF THE WORK. Upon the occurrence of any Event of Default, in addition to other remedies provided herein, Surety is authorized and empowered, but is not obligated to take possession of the Work under any Bonded Contract and at the expense of Indemnitor to complete or to contract for the completion of the same, or to consent to the reletting of the completion thereof by, or to take such other steps as in the discretion of Surety may be advisable or necessary to obtain its release or to avoid Surety Loss.

      38. USE OF FACILITIES, PERSONALTY, AND EQUIPMENT. In the event that any Obligee has declared Principal in default under any Bonded Contract and Principal has failed to cure such default within any cure period provided in such Bonded Contract (it will be no defense to the enforcement of this Agreement by Surety that Principal asserts that it is not in default under the Bonded Contract) or Principal has acknowledged in writing its default under any Bonded Contract (irrespective of whether Principal is actually in default of the Bonded Contract), and thereafter Surety decides, in its sole and absolute discretion, to perform and complete, or to cause or procure the performance and completion of any of the Bonded Contracts, Indemnitor hereby agrees that Surety, or any properly licensed third party appointed by Surety, will have full access to and use of all Equipment, Personalty, and Facilities reasonably necessary for the discharge of the duties, obligations, and undertakings of Surety under the Bonds issued in relation to the Bonded Contracts. Unless otherwise agreed to in writing by Surety, Surety will not be required to make any payment to any Principal or Indemnitor (or any other Person) for the use of any of the Equipment, Personalty, or Facilities. Without limiting the restrictions on the incurrence of Liens set forth in the Surety Credit Documents, Indemnitor will not, without the prior written consent of Surety, permit any Person other than Exit Lender, or any agent on behalf of Exit Lender, to have a Lien on any of the Facilities, Personalty, or Equipment, unless such Person agrees to be bound by the terms and provisions of this Section 36 and Section 11 of this Agreement. Surety hereby states that it is its intention to not conduct or participate in the management of Indemnitor's business. Indemnitor represents and warrants in favor of Surety that as of the date hereof, other Exit Lender or an agent on its behalf, the Permitted Liens, no other Person has a Lien on any of the Equipment, Personalty, or Facilities.

      39. RIGHT OF SURETY TO SETTLE CLAIMS. Surety will have the exclusive right for itself and for Indemnitor to decide and determine, reasonably and in good faith, whether any claim, demand, suit, or judgment on the Bonds will be paid, settled, defended, or appealed. Any payment or determination made by Surety that: (1) Surety was or might be liable therefor; and (2) such payments were necessary or advisable to protect any of Surety's rights or to avoid or lessen Surety's liability or alleged liability will be final, conclusive, and binding upon Indemnitor; and any Surety Loss which may be sustained or incurred will be paid by Indemnitor upon written demand by Surety. In the event of any payment, settlement, compromise, or investigation, an itemized statement of Surety Loss sworn to by an officer or authorized representative of Surety or vouchers or other evidence of such Surety Loss will be prima facie evidence of the fact and extent of the liability of Indemnitor to Surety in any claim or suit and in any and all matters arising between Indemnitor and Surety.

      40. AUTHORITY OF SURETY TO MAKE LOANS TO PRINCIPAL. In addition to the other remedies provided herein, at the request of Principal, Surety is authorized and empowered, but is not obligated to advance or loan money or guarantee loans to Principal as Surety may see fit for the purpose of any of the Bonded Contracts, or for the purpose of meeting operational expenses or paying other obligations, bonded or unbonded. Such funds may be advanced or guaranteed at any time, whether before or after default of Principal under the Bonded
Contracts. Upon demand by Surety, Indemnitor will be responsible to reimburse Surety for all funds advanced, loaned, or guaranteed by Surety to Principal and all Surety Loss incurred by Surety in relation thereto, notwithstanding the failure of the Principal to so use those funds. Indemnitor waives all notice of such advance, loan, or guarantee.

      41. AUTHORITY OF SURETY TO AMEND BOND. Surety will have the right, and is hereby authorized and empowered, but not required: (a) to increase or decrease the penalty or penalties of any Bonds, to change Obligees thereon, to execute any continuation, enlargements, modifications, and renewals thereof or substitute therefor with the same or different conditions, provisions or Obligees, and with the same, larger, or smaller penalties, it being agreed that this Agreement will apply to and cover such new or changed Bonds or renewals even though the consent of Surety may or does substantially increase the liability of Indemnitor and Principal; or (b) to take such steps as it may deem necessary or proper to obtain release from liability under the Bonds; or (c) to assent to any changes in any Bonded Contract, including but not limited to, any change in the time for completion of any Bonded Contract and to payments or advances thereunder; or (d) to assent to or take any assignments of any Bonded Contract.

      42. PRESERVATION OF SURETY'S RIGHTS. Surety will have every right and remedy which a personal surety without compensation would have, including the right to secure its discharge from the suretyship, and nothing in this Agreement will waive, abridge, or diminish any right which Surety might have if this Agreement were not executed, including without limitation the right of equitable subrogation, which Indemnitor expressly recognizes. No failure on the part of Surety to exercise, and no delay in exercising, any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power, or remedy by Surety, preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      43. AUTHORITY OF SURETY TO ELECT REMEDIES. Each right, remedy, and power of Surety provided in this Agreement, the Surety Credit Documents, or by law, equity, or statute will be cumulative, and the exercise by Surety of any right, remedy, or power will not preclude Surety's simultaneous or subsequent exercise of any or all other rights, powers, or remedies. The failure or delay by Surety to exercise any right, power, or remedy will not waive any right, power, or remedy. Except as required herein, no notice or demand upon Surety by any Indemnitor will limit or impair Surety's right to take any action under this Agreement or to exercise any right, power, or remedy.

      44. JURISDICTION FOR SUITS UNDER THIS AGREEMENT. This Agreement will be deemed to be a contract under the laws of the State of New Jersey and for all purposes will be governed by and construed and enforced in accordance with the laws of such State. Unless the jurisdictional prerequisites are not met, the parties hereto irrevocably consent to the exclusive jurisdiction of the United States District Courts of New Jersey state courts, for the purpose of any litigation concerning this Agreement. No party hereto will object to or contest New Jersey as the proper venue for any action or proceeding to enforce the terms hereof. Notwithstanding the foregoing, all disputes regarding the enforcement or interpretation of the Plan of Reorganization will be heard and determined by the Bankruptcy Court.

      45. VALIDITY OF AGREEMENT. Failure to execute, or defective execution, by any party will not affect the validity of this Agreement as to any other party executing the same and each other party will remain fully bound and liable hereunder. Invalidity of any portion or provision of this Agreement by reason of the laws of any state or for any other reason will not render the other provisions or portions invalid. Executions of any application or submission for any Bond by Principal, or of any other indemnity agreement by any Indemnitor for the Principal will not abrogate, waive, or diminish any rights of Surety under this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

      46. ENTIRE AGREEMENT; ORAL MODIFICATIONS INEFFECTIVE. This Agreement represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. Without limiting the generality of the forgoing, this Agreement supercedes the provisions of the November 21, 2001, term sheet. This Agreement may not be changed or modified orally. No change or modification to this Agreement will be effective unless specifically agreed to in writing and executed by Surety and Indemnitor.

      47. SECURITY AGREEMENT. This Agreement constitutes a security agreement to Surety and also a financing statement, both in accordance with the provisions of the Uniform Commercial Code of every jurisdiction wherein such Code is in effect, but the filing or recording of this Agreement, or an abstract hereof or Financing Statement will be solely at the option of Surety and the failure to do so will not release or excuse any of the obligations of Indemnitor under this Agreement. For the purpose of recording this Agreement, a photocopy acknowledged before a Notary Public to be a true copy hereof will be regarded as an original.

      48. EQUIPMENT LISTS. Principal represents that it will furnish Surety with a current list of equipment describing each item of major equipment owned by it within ten (10) days of the date of this Agreement. Principal will update this list semi annually and provide Surety with an updated list on or before July 10 and January 10 of each calendar year.

      49. REPRESENTATIONS. The representations and warranties of Indemnitor contained in this Agreement are true and correct and complete on and as of the date of this Agreement. Indemnitor hereby undertakes the duty to notify Surety at the earliest practicable moment of any material change in any representation made in this Agreement or in any document or other communication made to Surety in connection with its obligations of suretyship. Indemnitor acknowledges hereby that Surety has and will continue to rely upon such information in determining whether to issue any Bonds and in undertaking its obligations to third parties under said Bonds.

      50. NOTICES. It is mutually agreed that any and all notices herein provided for must be given in writing and will be deemed given if and when delivered in person or duly deposited in the United States Mails, postage prepaid for regular or certified mail, properly addressed to the party to whom given at the address of such party shown in this Agreement, provided however, that any party may specify any other post office address in the United States by giving at least five (5) days written notice thereof to the other party.

      Surety:                       Federal Insurance Company
                                    15 Mountain View Road
                                    P.O. Box 1615
                                    Warren, New Jersey  07061-1615
                                    Attn.:   Richard E. Towle
                                             Edward J. Reilly

      WITH A COPY TO:               Manier & Herod
                                    2200 First Union Tower
                                    150 Fourth Avenue, North
                                    Nashville, Tennessee  37219
                                    Attn.:  J. Michael Franks
                                            Sam H. Poteet, Jr.

      Principal/Indemnitor:         Washington Group International, Inc.
                                    720 Park Blvd.
                                    Boise, Idaho   83712
                                    Attn.:  George H. Juetten
                                            Edwin V. Apel, Jr.

      WITH A COPY TO:               Jones, Day, Reavis & Pogue
                                    77 West Wacker
                                    Chicago, Illinois  60601-1692
                                    Attn.:  Robert J. Graves

      Any such communication will be deemed received at the earliest to occur of: (i) personal receipt; (ii) the date of promised delivery of a regularly scheduled overnight air courier service; or (iii) five days after deposit in the United States mail. Any of the foregoing addresses may be changed by means of a notice furnished in the manner provided herein.

      51. JURY WAIVER. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER OF THE SURETY CREDIT DOCUMENTS, OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS
SECTION 51 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 51 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

      52. COUNTERPARTS. This Agreement may be executed by the parties independently in any number of counterparts, all of which together will constitute one and the same instrument which is valid and effective as if all parties had executed the same counterpart.

      53. NO CONTRARY ACTION. Indemnitor will not apply to the Bankruptcy Court for the authority to take any action that is prohibited by the terms of this Agreement or any of the other Surety Credit Documents or refrain from taking any action that is required to be taken by the terms of this Agreement or any of the other Surety Credit Documents. Indemnitor will not make or permit to be made any changes, amendments, or modifications, or any application or motion for any change, amendments, or modifications to any Order approving this Agreement and the Surety Credit Documents that has been consented to by Surety prior to its entry.

      54. UNAUTHORIZED RECORDING. The unauthorized recording by any means now known or created in the future of any conversations between Surety and/or Principal and/or Indemnitor or any of its representatives is hereby expressly prohibited. No authorization for recording of conversations will be implied; any such authorization must be in writing by a duly authorized representative of Surety. Principal and Indemnitor hereby confirm and acknowledge that they will not make any unauthorized recordings of Surety nor any of its representatives. Principal and Indemnitor further recognize that any unauthorized recording of any conversations of Surety and any of its representatives will constitute a material breach under the terms of this Agreement.

      IN WITNESS WHEREOF, this Agreement is executed by the parties on the day and date first set forth above.

                              SURETY:

                              FEDERAL INSURANCE COMPANY


                              By:  /s/ Richard E. Towle
                                   --------------------------------
                                   Richard E. Towle

                              Its: Assistant Secretary
                                   --------------------------------

                              PRINCIPAL/INDEMNITOR:

                              WASHINGTON GROUP INTERNATIONAL, INC. (DELAWARE
                                 CORPORATION)
                              WASHINGTON GROUP INTERNATIONAL, INC. (OHIO
                                 CORPORATION)
                              ASIA BADGER, INC.
                              BADGER AMERICA, INC.
                              BADGER ENERGY, INC.
                              BADGER MIDDLE EAST, INC.
                              CATALYTIC INDUSTRIAL MAINTENANCE CO., INC.
                              CF ENVIRONMENTAL CORPORATION
                              CIA. INTERNACIONAL DE INGENIERIA, S.A.
                              EBASCO INTERNATIONAL CORPORATION
                              ENERGY OVERSEAS INTERNATIONAL, INC.
                              EMKAY CAPITAL INVESTMENTS, INC.
                              GULF DESIGN CORPORATION, INC.
                              HARBERT-YEARGIN INC.
                              HCC HOLDING, INC.
                              MCBRIDE, RATCLIFF & ASSOCIATES, INC.
                              MIDDLE EAST HOLDINGS LIMITED (FORMERLY RAYTHEON
                                 ENGINEERS & CONSTRUCTORS MIDDLE EAST LIMITED)
                              MK AVIATION SERVICES, INC.
                              MK CAPITAL COMPANY
                              MK NEVADA LLC
                              MK TRAIN CONTROL, INC.
                              MK-FERGUSON ENGINEERING COMPANY
                              MK-FERGUSON OF IDAHO COMPANY
                              MK-FERGUSON OF OAK RIDGE COMPANY
                              MORRISON KNUDSEN CORPORATION OF VIET
                                 NAM
                              MORRISON-KNUDSEN COMPANY, INC.
                              MORRISON-KNUDSEN SERVICES, INC.
                              MORRISON-KNUDSEN ENGINEERS, INC.
                              WGCI, INC. (FORMERLY RAYTHEON CONSTRUCTORS
                                 INTERNATIONAL, INC.)
                              RAYTHEON ARCHITECTS, LTD.
                              RAYTHEON-EBASCO OVERSEAS LTD.
                              RAYTHEON-EBASCO PAKISTAN LTD.
                              RAYTHEON-EBASCO INDONESIA LTD.
                              WASHINGTON ENGINEERING QUALITY SERVICES
                                 CORPORATION (FORMERLY RAYTHEON ENGINEERING
                                 QUALITY SERVICES CORPORATION)

                              RAYTHEON ENGINEERS & CONSTRUCTORS (IRELAND) LTD. WASHINGTON GROUP LATIN AMERICA, INC. (FORMERLY
                                 RAYTHEON ENGINEERS & CONSTRUCTORS LATIN
                                 AMERICA, INC.)
                              RATHEON ENGINEERS & CONSTRUCTORS (ARUBA) LTD. RAYTHEON ENGINEERS & CONSTRUCTORS (RUSSIA) LTD. RAYTHEON ENGINEERS & CONSTRUCTORS MIDWEST, INC. RAYTHEON ENGINEERS & CONSTRUCTORS MIDWEST LLC RAYTHEON INFRASTRUCTURE INC.
                              RAYTHEON NUCLEAR INC.
                              WASHINGTON QUALITY INSPECTION COMPANY (FORMERLY
                                 RAYTHEON QUALITY INSPECTION COMPANY)
                              SPECIALTY TECHNICAL SERVICES INC.
                              STEARNS CATALYTIC CORPORATION
                              UNITED ENGINEERS FAR EAST, LTD.
                              UNITED ENGINEERS INTERNATIONAL, INC.
                              UNITED MID-EAST, INC.
                              WASHINGTON ARCHITECTS, LLC  (FORMERLY RAYTHEON
                                 ARCHITECTS LLC)
                              WASHINGTON-CATALYTIC, INC. (FORMERLY
                                 RAYTHEON-CATALYTIC INC.)
                              WASHINGTON CONSTRUCTION CORPORATION (FORMERLY
                                 MORRISON KNUDSEN CORP - MONTANA)
                              POMEROY CORPORATION
                              MORRISON KNUDSEN LEASING CORPORATION
                              WASHINGTON DEMILITARIZATION COMPANY
                                 (FORMERLY RAYTHEON DEMILITARIZATION COMPANY)
                              WASHINGTON ELECTRICAL, INC. (FORMERLY BROADWAY
                                 CONSTRUCTION, INC.)
                              WASHINGTON INFRASTRUCTURE SERVICES, INC.
                                   (FORMERLY CENTENNIAL ENGINEERING, INC.)
                              WASHINGTON INTERNATIONAL, INC. (FORMERLY
                                  MORRISON KNUDSEN INTERNATIONAL, INC.)
                              WASHINGTON OHIO SERVICES LLC (FORMERLY
                                  MORRISON KNUDSEN LLC AND OHIO SERVICES
                                   LLC)
                              WASHINGTON QUALITY PROGRAMS COMPANY
                                    (FORMERLY RAYTHEON QUALITY PROGRAMS

                                 COMPANY)
                              YAMPA MINING CO.
                              RUST CONSTRUCTORS INC.
                              RUST CONSTRUCTORS PUERTO RICO, INC.
                              WASHINGTON CONTRACTORS GROUP, INC.
                              WCG HOLDINGS, INC.
                              WGI PANAMA LTD.
                              WGI TRINIDAD & TOBAGO LTD.
                              WCG LEASING, INC.
                              INDUSTRIAL CONSTRUCTORS CORP.
                              MK CONSTRUCTION, INC.
                              NATIONAL PROJECTS, INC.
                              NATIONAL PROJECTS SOUTHWEST, INC.



                              By:    /s/ Terry K. Eller
                                     ---------------------------------

                              Their: Authorized Officer
                                     ---------------------------------

List of Exhibits

Exhibit A   Subsidiaries and Affiliates of Indemnitor/Principal
Exhibit B   Existing Pledged Collateral - May 24, 2001, Pledge Agreement
Exhibit C   Litigation
Exhibit D   Regulatory and Environmental Disclosure
Exhibit E   Specially Treated Indemnitors